Exhibit 10.40

UMOWA NAJMU	LEASE AGREEMENT
Zawarta dnia 6 grudnia 2013 roku w Warszawie (dalej jako “Umowa”)	Concluded on December 6[m] 2013 in Warsaw (hereafter the “Agreement”)
Pomiedzy:	Between:

YAWA 9 spólką z ograniczoną odpowiedzialnością, z siedzibą w Warszawie, adres siedziby: ul. Mokotowska 49, 00-542 Warszawa, zarejestrowaną w rejestrze przedsiębiorców Krajowego Rejestru Sądowego, prowadzonym przez Sąd Rejonowy dla m. st. Warszawy w Warszawie, XII Wydział Gospodarczy Krajowego Rejestru Sądowego, pod numerem KRS 0000269576, z kapitałem zakładowym: 2.650.000,00 złotych, o numerze NIP 1080002696, reprezentowaną, zgodnie z aktualnym odpisem z KRS, stanowiącym Załącznik nr 13 do Umowy, przez:

YAWA 9 Sp. z o.o., a limited liability company, having its registered seat in Warsaw at ul. Mokotowska 49, 00-542 Warsaw, registered in the register of entrepreneurs of the National Court Register maintained by the District Court for the Capital City of Warsaw in Warsaw, XII Commercial Section of the National Court Register under number KRS 0000269576 with share capital of PLN 2,650,000.00 with the NIP number 108 00 02 696, and, in accordance with a current KRS extract constituting Appendix 13 to the Agreement, represented by:

Pana Christophe’a Calmela – Wiceprezesa Zarządu odpowiednio umocowanego dla celów Umowy,	Mr. Christophe Calmel – Vice President of the Management Board, duly authorized for the purpose of this Agreement,

przy kontrasygnacie Pani Agnieszki Pyry – dyrektora finansowego Yareal Polska sp. z o.o.	Additionally signed by Mrs. Agnieszka Pyra – the Chief Financial Officer of Yareal Polska sp. z o.o.

zwaną dalej Wynajmującym”,	hereinafter called the “Lessor”,
oraz:	and:

„Lionbridge Poland” spólką z ograniczoną odpowiedzialnością z siedzibą w Warszawie, adres siedziby: ul. Jutrzenki 183, 02-231 Warszawa, zarejestrowaną w rejestrze przedsiębiorców Krajowego Rejestru Sądowego, prowadzonym przez Sąd Rejonowy dla m. st. Warszawy w Warszawie, XIII Wydział Gospodarczy Krajowego Rejestru Sądowego, pod numerem KRS 0000115818, z kapitałem zakładowym: 127.200,00 złotych, reprezentowaną, zgodnie z aktualnym odpisem z KRS, stanowiącym Załącznik nr 12 do Umowy, przez:

“Lionbridge Poland” Sp. z o.o., a limited liability company, having its registered seat in Warsaw at ul. Jutrzenki 183, 02-231 Warszawa, registered in the register of entrepreneurs of the National Court Register maintained by the District Court for the Capital City of Warsaw in Warsaw, XIII Commercial Section of the National Court Register under number KRS 0000115818, with share capital of PLN 127,200.00, and, in accordance with a current KRS extract constituting Appendix 12 to the Agreement, represented by:

Pana Jacka Stryczynskiego – Prezesa Zarządu;	Mr. Jacek Stryczyński – President of the Management Board;

będącą podatnikiem podatku od towarów i usług, zarejestrowaną pod nr NIP 5261031189 zwaną dalej Najemcą.	being a VAT payer registered under no. NIP 5261031189, hereinafter referred to as the “Lessee”,

The Lessor and the Lessee shall be referred to
Wynajmujący i Najemca zwani będą z osobna	individually as the “Party” and together as the
„Stroną”, a łącznie „Stronami”.	“Parties”.

Zważywszy, że:		Whereas:
(A)

Wynajmujący oświadcza, że jest właścicielem nieruchomości położonej przy ul. Jutrzenki 137 w Warszawie, składającej się z działek ewidencyjnych nr 6/5 i 6/6 o powierzchni w sumie 7077 m2, z obrębu 2-07-20, oraz jest właścicielem położonego na działce o nr 6/5 o powierzchni 3 421 m2, sześciokondygnacyjnego budynku biurowego pod nazwą „Oxygen Park”, budynek A, dla której to nieruchomości – działki gruntu o nr ewid. 6/5 – Sąd Rejonowy dla Warszawy-Mokotowa w Warszawie, XIII Wydział Ksiąg Wieczystych, prowadzi księgę wieczystą Kw nr WA1M/00028547/2 odpis z księgi wieczystej stanowi Załącznik nr 9 do niniejszej Umowy. Wynajmujący oświadcza, że wzmianka o wniosku w Dziale I O powyższej księgi wieczystej nie dotyczy wniosku, który miałby wpływ na zakres praw i obowiązków Wynajmującego opisanych w Umowie.

(A)

The Lessor declares that he holds the ownership title to the real estate located at ul. Jutrzenki 137 in Warsaw comprised of land plots nos. 6/5 and 6/6, with an area in total of 7077m2, in zone 2-07-20 and he is the owner of the six (6) storey office building called „Oxygen Park” Office Building A, situated on the land plot no. 6/5 with the area of 3 421 sqm, for which the District Court for Warsaw-Mokotów in Warsaw, XIII Department Land and Mortgage Register Section, maintains land and mortgage register no. WA1M/00028547/2; the extract from the land and mortgage register constitutes Appendix 9 to this Agreement. The Lessor represents the notification on the application disclosed in Section IO of the above land and mortgage register is not related to any motion that could impact the rights and obligations of the Lessor set forth in the Agreement.

(B)	Wynajmujący oświadcza, że budynek „Oxygen Park” został zarejestrowany w BRE – wiodącej brytyjskiej organizacji zajmującej się propagowaniem i ocenianiem budownictwa ekologicznego, celem uzyskania dla tego budynku Świadectwa BREEAM dla europejskich budynków biurowych 2009 (Europe Offices 2009). Świadectwo wydane po osiągnieciu przez Budynek określonych standardów będzie potwierdzać, że Budynek spełnia wymagania dla przyjaznego środowisku budynku biurowego.	(B)	The Lessor declares the building “Oxygen Park” has been registered in BRE – the leading British organisation of ecological buildings and its valuation in order to obtain for this building the BREEAM Certificate of Europe Offices 2009. The Certificate being issued when the Building archives the BRE standards, shall confirm that the Building meets the requirements of the environmental friendly office buildings.

(C)	Wynajmujący oświadcza, że jest zainteresowany wynajmem Lokalu, wraz z miejscami parkingowymi, po dokonaniu adaptacji, zgodnie z lit (D) poniżej, w zakresie działalności gospodarczej prowadzonej przez Najemcę, na czas określony i na	(C)	The Lessor declares that he is interested in leasing out the Premises as defined below to the Lessee for office together with parking spaces, following its adaptation, in accordance with (D) below, within the scope of commercial activity conducted by the

Hogan Lovells

	warunkach określonych Umową. Najemca oświadcza, że jest zainteresowany najmem Lokalu na cele biurowe wraz z miejscami parkingowymi po dokonaniu ich adaptacji, zgodnie z lit. (D) poniżej, w zakresie prowadzonej przez siebie działalności gospodarczej na czas określony i na warunkach określonych Umową.		Lessee, for a definite period and on terms set forth in the Agreement. The Lessee declares that he is interested in leasing out the Premises for office purposes together with parking spaces, following its adaptation, in accordance with (D) below, within the scope of its conducted commercial activity for a specified time period and on terms stipulated in the Agreement.

(D)	Strony zgodnie ustalają, że część powyższej nieruchomości w celu jej wynajęcia przez Najemcę od Wynajmującego wymaga adaptacji w zakresie uzgodnionym przez Strony, określonym w szczegółowo w Załączniku nr 3A do Umowy. Strony zgodnie postanawiają, że prace adaptacyjne tej części nieruchomości, o której mowa wyżej, zostaną przeprowadzone przez Wynajmującego i na jego koszt. Prace adaptacyjne zostaną wykonane w terminie do Dnia Przekazania.	(D)	The Parties jointly agree that the part of the above property requires adaptation for the purpose of its lease by the Lessee from the Lessor within the scope agreed to by the Parties, as specified in Appendix 3A to the Agreement. The Parties mutually agree that the fit out works of the part of the property as mentioned above shall be conducted by the Lessor on the Lessor’s costs. The fit out works shall be completed by the Delivery Date.

	Strony zgodnie ustalają, że będą ze sobą współpracowały w celu wykonania przez Wynajmującego prac adaptacyjnych objętych Załącznikiem 3A.		The Parties jointly agree they will cooperate with each other in order to enable the Lessor to complete the fit out works specified in the Appendix 3A.

(E)	Strony oświadczają i zapewniają wzajemnie, że:	(E)	The Parties mutually declare and ensure that:

	(1) nie utraciły osobowości prawnej, nie został postawione w stan upadłości ani likwidacji,		(1) Parties have not lost their legal personality, have not been placed in a state of bankruptcy or liquidation,
	(2) uprawnienia do reprezentacji nie wygasły, nie zostały zmienione ani odwołane do chwili zawarcia Umowy,		(2) the right to representation has not expired, has not been altered or recalled until the moment of concluding this Agreement,

	(3) załączony do Umowy odpis z KRS każdej ze Stron jest aktualny i do chwili podpisania Umowy dane w nim zawarte nie uległy zmianie.		(3) the KRS extract of each Party attached to this Agreement is current and that data contained therein has not changed until signature of the Agreement.

Hogan Lovells

(F)	Wynajmujący i Najemca, oświadczają, że każdy z nich otrzymał od swych odpowiednich wladz odpowiednie umocowania do zawarcia Umowy i wykonania zobowiązań w niej określonych.		(F)	The Lessor and the Lessee, each individually, represent that each has received requisite approval from his respective governing bodies to enter into this Agreement and perform the obligations expressed herein.

Strony zawarly Umowe o następującej treści:			The Parties have concluded the Agreement with the following content:
1.	ARTYKUL 1 DEFINICJE		1.	ARTICLE 1 DEFINITIONS
	(a)	Budynek		(a)	Building

		Oznacza „Oxygen Park”, budynek biurowy oznaczony jako budynek „A”, usytuowany na Gruncie, w którym znajduje się Przedmiot Najmu, opisany w Załączniku nr 6 do Umowy. Dla celów identyfikacji, Budynek oznaczono kolorem zielonym na planie załączonym do Umowy jako Załącznik nr 2A do Umowy; Załącznik nr 3A do Umowy zawiera specyfikacje techniczne Prac Adaptacyjnych w Budynku.			Means the “Oxygen Park” building which is the office building marked as a building “A”, located on the Land containing the Subject of Lease described in Appendix 6 to the Agreement For identification purposes only the Building is marked in green on the attached plan at Appendix 2A to the Agreement; Appendix 3A to the Agreement contains the technical specifications of the Fit – out Works of the Building.

	(b)	Czvnsz		(b)	Rent

		Oznacza kwoty należne Wynajmującemu od Najemcy z tytułu najmu Lokalu oraz Miejsc Parkingowych, z uwzględnieniem Wspólczynnika Powierzchni Wspólnych oraz indeksacji, o której mowa w art. 6.7. Umowy, zgodnie z Umową.			Means the total amounts due to the Lessor by the Lessee for the lease of the Premises and the Car Parking Spaces, with consideration of the Add-on- factor and indexation noted in art. 6.7, in accordance with the Agreement.

	(c)	Czvnsz za Lokal		(c)	Rent for Premises

		Oznacza czynsz z tytutu najmu Lokalu, o którym mowa w art. 6.1. lit. a) Umowy.			Means the rent for the lease of the Premises, as noted in art. 6.1a) of the Agreement.

	(d)	Czvnsz za Maaazyn		(d)	Rent for Storage

		nie dotyczy			not applicable

	(e)	Czvnsz za Miejsca Parkinaowe		(e)	Rent for the Car Parking Spaces

		Oznacza czynsz z tytutu najmu Miejsc Parkingowych, o którym mowa w art. 6.1. lit. c) Umowy.			Means the rent for the lease of the Car Parking Spaces, as referred to in art. 6.1c) of the Agreement.

Hogan Lovells

(f)	Data Indeksacji	(f)	Indexation Date

	Oznacza datę, w której indeksacja Czynszu dokonywana zgodnie z postanowieniami Umowy wchodzi w zycie.		Means the date when indexation of the Rent enters into force, in accordance with the provisions of the Agreement.

(g)	Data Przekazania	(g)	Delivery Date

	Oznacza datę, w której Wynajmujący wydal Lokal i Miejsca Parkingowe Najemcy, co udokumentuje Protokół Odbioru, określony szczegółowo w art. 4.2 Umowy.		Means the date on which the Lessor has made the Premises and Car Parking Spaces available to the Lessee, as evidenced by the Delivery Protocol, signed as specified in Article 4.2 of this Agreement.

(h)	Data Wygaśniecia	(h)	Expiration Date

	Oznacza datę, w której zakończy się Okres Najmu. Okres Najmu, z zastrzeżeniem innych postanowien Umowy, kończy się o pólnocy w 3 rocznicę Daty Rozpoczęcia lub o pólnocy w 6 (szóstą) rocznicę Daty Rozpoczęcia w przypadku gdy zastosowane będzie miał art.3.2 Umowy.		Means the date when the Lease Period ends. The Lease Period, subject to other provisions of the Agreement, ends at midnight on the 3rd anniversary of the Commencement Date or at midnight on the 6th (sixth) anniversary of the Commencement Date In case the provision of art. 3.2 of this Agreement applies

(i)	Data Rozpoczecia	(i)	Commencement Date

	Oznacza datę rozpoczęcia Okresu Najmu oraz rozpoczecia platności Czynszu, Oplat Eksploatacyjnych, oraz Dodatkowych Oplat, chyba że wyrażnie uzgodniono inaczej, oraz platnosci innych oplat należnych w Dacie Rozpoczęcia, która określona jest szczegółowo w art. 3 Umowy.		Means the date of commencement of the Lease Period and the commencement of the payment of the Rent, the Service Charges, and Additional Fees unless expressly agreed otherwise and other fees hereunder which shall be due on the Commencement Date, which is specified in Article 3 of this Agreement.

(j)	Dodatkowe Oplaty	(j)	Additional fees

	Oznacza opłaty ponoszone przez Najemcę z tytułu korzystania przez Najemcę z uslug, poza Uslugami, platne		Means the fees incurred by the Lessee for the Lessee’s use of services, in addition to the Services and payable either to

Hogan Lovells

	na rzecz Wynajmującego albo bezpośrednio usługodawcom zgodnie z postanowieniami Umowy.		the Lessor or directly to the service providers in accordance with the provisions of the Agreement.

(k)	Umowne Korzystanie	(k)	Contractual Use

	Oznacza wykorzystywanie przez Najemcę Lokalu na cele biurowe, Miejsc Parkingowych, na cele parkowania samochodów osobowych, zgodnie z profilem działalności gospodarczej Najemcy tj. świadczenia usług biznesowych i outsourcingowych.		Means the use of the Premises by the Lessee for office purposes, and the use of Car Parking Spaces for parking of automobiles, in accordance with the Lessee’s economic activity, i.e rendering the business and outsourcing services.

(l)	Grunt	(l)	Land

	Oznacza obszar gruntu, na którym stoi Budynek, obejmujący działkę ewidencyjną o numerze 6/5 z obrębu 2-07-20, o powierzchni 3.421 m2, dla której to nieruchomości Sąd Rejonowy dla Warszawy-Mokotowa w Warszawie, XIII Wydział Ksiąg Wieczystych, prowadzi księgę wieczystą Kw nr. WA1M/00028547/2.		Means the plot of land on which the Building is located designated as plot no. 6/5, in zone 2-07-20 of a total area of 3 421 sq.m. for which the District court for Warsaw-Mokotow in Warsaw, XIII Land and Mortgage Register Section, maintains land and mortgage register KW no. WA1M/00028547/2.

(m)	Grupa	(m)	Group

	Oznacza zbiorczo Najemcę oraz istniejące lub przyszłe podmioty z nim powiązane w rozumieniu art. 4 § 1 pkt. 5 Kodeksu spółek handlowych lub podmiot dominujący wobec Najemcy lub podmiot wobec którego Najemca jest spółką dominującą w rozumieniu art. at. 4 § 1 pkt. 4 Kodeksu spółek handlowych.		Means, collectively, the Lessee and its existing or future affiliates, in the meaning given by under Art. 4 § 1 point 5 of the Commercial Companies ode, or the entity that holds the dominant position towards the Lessee or the entity towards which the Lessee has a dominant position, in the meaning provided under Art. 4 § 1 point 4 of the Commercial Companies Code.

(n)	Gwarancja Bankowa	(n)	Bank Guarantee

	Oznacza nieodwołalną, bezwarunkową, przenaszalną bez ograniczeń, płatną na pierwsze żądanie gwarancję		Means irrevocable, unconditional, transferable without limitation, and payable upon first demand bank

Hogan Lovells

	bankową, wystawioną na kwotę równą kwocie trzymiesięcznego Czynszu wraz z Opłatami Eksploatacyjnymi, powiększonymi o podatek VAT, zgodnie z wzorem załączonym jako Załącznik 1 do Umowy, szczegółowo określoną w art. 5 Umowy.		guarantee issued in an amount equal to three months Rent and Fees for Services plus VAT, in accordance with a template annexed as Appendix 1 to the Agreement, as detailed in art. 5 of the Agreement

(o)	Depozyt	(o)	Cash Deposit

	Oznacza depozyt gotówkowy środków w PLN na kwotę równoważną wysokości Gwarancji Bankowej szczegółowo określony w art. 5 Umowy		Means cash deposit expressed in PLN of the amount equal to the Bank Guarantee as detailed in art. 5 of the Agreement.

(p)	Klienci	(p)	Customers

	Oznacza pracowników, współpracowników, zaproszonych gości, usługodawców oraz klientów Najemcy.		Means employees, invited guests, service providers, and clients of the Lessee.

(q)	Lokal	(q)	Premises

	Oznacza lokal usytuowany na 1 (pierwszym) piętrze Budynku, o powierzchni biurowej netto 1.532,18 m2 (jeden tysiąc pięćset trzydzieści dwa metry kwadratowe 18/100) na podstawie ostatecznego pomiaru, dokonanego przez uprawnionego geodetę według metody TEGOVA, zgodnie ze standardem określonym w Załączniku nr 11 do Umowy i ujawniony w Protokole Odbioru.		Means the premises on 1st (firs) floor of the Building with the area net 1532,18 m2 (one thousand five hundred thirty two square meters and 18/100) upon the final measurement performed by the qualified surveyor in accordance to TEGOVA method according to the principles described in Appendix 11 to the Agreement, disclosed in the Delivery Protocol.

	Lokal przeznaczony jest wyłącznie do użytku biurowego, opisany łącznie w Załączniku 6 do Umowy l oznaczony na planach, załączonych do Umowy jako Załącznik nr 2B do Umowy. Na potrzeby obliczenia Czynszu za Lokal i Opłat Eksploatacyjnych Powierzchnia Lokalu zostanie zwiększona o Współczynnik Powierzchni Wspólnych (tj. 48,72,m2), co daje łącznie 1580,96 m2.		The Premises are dedicated for office use only, described in Appendix 6 to the Agreement and shown on the plans attached hereto as Appendix 2B to the Agreement. For the calculation of Rent and Service Charges purposes, the surface of the Premises shall be increased by the Add on Factor (i.e. 48,72 square meters, which makes the total surface as 1580,96 square meters.

Hogan Lovells

(r)	Magazyn	(r)	Storage

	nie dotyczy		not applicable

(s)	Miejsca Parkingowe	(s)	Car Parking Spaces

	Oznacza 4 (cztery) miejsca parkingowe usytuowane w garażu podziemnym, położonym na poziomie -1 (minus jeden) Budynku, których obrys oznaczono na planach załączonych do Umowy, jako Załącznik nr 2C do Umowy.		Means the 4 (four) car parking spaces located in the underground garage situated at level -1 (minus one) of the Building, all marked on the Plans, attached hereto as Appendix 2C to the Agreement.

(t)	Nieruchomość	(t)	Real Estate

	Oznacza Grunt.		Means the Land.

(u)	Okres Najmu	(u)	Lease Period

	Okres, w jakim pomiędzy Wynajmującym a Najemcą występuje stosunek najmu, tj. Najemca jest uprawniony do korzystania z Przedmiotu Najmu i zobowiązany jest do zapłaty Czynszu i innych opłat na rzecz Wynajmującego, na zasadach określonych w tej Umowie.		Means the period during which the Lessor and Lessee have a lease relationship, i.e. the Lessee is entitled to use the Subject of Lease and is obligated to pay the Rent and other fees to the Lessor upon terms and conditions, as set forth in this Agreement.

(v)	Opłaty Eksploatacyjne	(v)	Service Charaes

	Oznacza opłaty płatne przez Najemcę na podstawie art. 7 Umowy na pokrycie wydatków poniesionych przez Wynajmującego w związku z Usługami.		Means the charges payable by the Lessee under Article 7 to the Agreement to cover expenses incurred by the Lessor in connection with the Services.

(w)	Powierzchnie Wspólne	(w)	Common Areas

	Oznacza łącznie: (i) foyer, ciągi komunikacyjne, wejścia do Budynku, wspólne klatki schodowe, wspólne windy, wspólne obszary załadunkowe oraz wyładunkowe, wejścia, drogi ewakuacyjne, przejścia i podesty i półpiętra, wspólne korytarze, toalety ogólnodostępne położone na parterze, węzły sanitarne (z prysznicami, toaletami i		Means collectively: (i) the foyer, walkways, entrances to the Building, common stairways, common lifts, common loading and unloading areas, entrances, fire escapes, passages and landings, common corridors, toilets with the common accessibility located on the ground floor, sanitary facilities (with showers, change room and toilet),

Hogan Lovells

	przebieralnią) na poziomie -1, oraz wszystkie inne powierzchnie, drogi i powierzchnie pomocnicze w Budynku, które są lub mogą być udostępnione przez Wynajmującego na potrzeby wspólnego użytku i korzystania wszystkich najemców i użytkowników Budynku oraz wszystkie osoby upoważnione przez nich w sposób wyrażny lub domniemany, w tym ich klientów oraz (ii) wszystkie ściany zewnętrzne Budynku, ogrodzenia, garaże, powierzchnie usługowe, chodniki, powierzchnie zielone i obiekty małej architektury i Systemy Budynku oraz inne powierzchnie pomocnicze znajdujące się wewnątrz lub przyległe do Budynku, których użytkowanie lub korzystanie z nich jest wspólne dla wszystkich najemców lub użytkowników Budynku lub Gruntu. Przedmiotowa definicja ma zastosowanie do formuły naliczania Opłat Eksploatacyjnych.		located on the -1 floor, and all other areas, ways and amenities in the Building which are or may be provided by the Lessor for the common use and enjoyment by all the lessees and occupants of the Building and all persons expressly or by implication authorized by them, including their customers, and (ii) all external walls of the Building, fences, garages, service areas, footpaths, landscaped areas and structures, conducting media operating for the Common Areas, the Building Systems and other amenities within or adjacent to the Building, the use or enjoyment of which is common to all of the lessees or occupants of the Building and/or the Land. The definition is applicable in the calculation formula of the Service Charges.

(x)	Prace Adaptacyjne	(x)	Fit-Out Works

	Oznacza prace konieczne do dokonania adaptacji Lokalu do konkretnych wymagań Najemcy; ich wykaz stanowi Załącznik nr 3A do Umowy. Załącznik nr 3A uwzględnia uzgodniony zakres prac Wynajmującego oraz uzgodniony przez Najemcę i Wynajmującego szczegółowy plan koncepcyjny aranżacji oraz wyposażenia, a także specyfikacje, inne niż projekt budowlany.		Means the works to be performed to adapt the Premises to the special Lessee’s requirements, prior to the Premises delivery to the Lessee, the list of which is set out in Appendix 3A to the Agreement. The Appendix no 3A to the Agreement refers to the scope of agreed works as provided by the Lessor and to the detailed conception interior and systems design as agreed between the Lessee and the Lessor, as well as specifications, other than the building design.

Hogan Lovells

(y)	Protokół Odbioru	(y)	Delivery Protocol

	Oznacza dokument sporządzony na dowód wydania Przedmiotu Najmu Najemcy przez Wynajmującego i podpisany z zachowaniem postanowień Umowy, według wzoru stanowiącego Załącznik nr 5A do Umowy, który po jego podpisaniu stanowić będzie Załącznik nr 5B do Umowy. Protokół Odbioru będzie zawierał m.in. takie informacje jak: oznaczenie Przedmiotu Najmu, potwierdzenie Najemcy, że Przedmiot Najmu jest zdatny do Umownego Korzystania, ewentualnie listę Wad Nieistotnych oraz powierzchnię Lokalu.		Means the document confirming the delivery of the Subject of Lease to the Lessee by the Lessor, signed in accordance with Agreement in the form constituting Appendix 5A to the Agreement, which upon its signing shall constitute Appendix 5 B to the Agreement. The Delivery Protocol shall contain, among others, such information as: designation of the Subject of Lease, confirmation by the Lessee that the Subject of Lease is capable of Contractual Use, a list of potential Insignificant Defects and the exact area of the Premises.

	Protokół Odbioru będzie określał łaczną wysokość Czynszu i innych opłat należnych na rzecz Wynajmującego od Najemcy, z uwzględnieniem zapisów tego punktu wyżej, stan liczników mediów, za które będzie obciążany Najemca, stan wyposażenia Przedmiotu Najmu, itp.		The Delivery Protocol shall describe the total level of Rent and other fees due to the Lessor from the Lessee, with respect to the provision above, the state of utility meters for which the Lessee will be charged, inventory of equipments and devices in the Subject of Lease etc.

(z)	Przedmiot Najmu	(z)	Subject of Lease

	Oznacza łącznie Lokal, oraz Miejsca Parkingowe.		Means jointly the Premises and Car Parking Spaces.

(aa)	Rozliczenie	(aa)	Settlement

	Oznacza porównanie sumy zaliczek na Opłaty Eksploatacyjne, uiszczonych przez Najemcę w danym okresie rozliczeniowym, z sumą rzeczywistych kosztów poniesionych przez Wynajmującego przypadających na Najemcę w tym samym okresie. Rozliczenie będzie dokonywane zgodnie z art. 7 Umowy.		Means the comparison of the sum of advance payments towards the Service Charges paid by the Lessee during a given settlement period, with the sum of actual costs incurred by the Lessor that are to be borne by the Lessee during this same period. The Settlement shall be made in accordance with art. 7 of the Agreement.

Hogan Lovells

(bb)	Systemy Budynku	(bb)	Building Systems

	Oznacza instalacje mechaniczne, elektryczne, grzewcze, gazowe, wentylacyjne, klimatyzacyjne, dźwigowe, wodno- kanalizacyjne, sanitarne, bezpieczeństwa, telefoniczne oraz inne instalacje obsługujące Budynek, z wyłączeniem instalacji lub ich części zamontowanych w Lokalu lub na terenie Miejsc Parkingowych przez Najemcę lub w imieniu Najemcy lub na jego prośbę.		Means the mechanical, electrical, heating, gas installation, ventilation, air conditioning, elevator, plumbing, sanitary, life-safety, telephone and other systems serving the Building, but not including any such systems, or portions of such systems, installed in the Premises or at the location of the Car Parking Spaces by the Lessee or on its behalf, or upon its request.

(cc)	Udział Najemcy	(cc)	Lessee’s Share

	Oznacza udział powierzchni Lokalu, wyrażony jako procent, w podlegającej wynajęciu łącznej powierzchni Budynku, tj. 17,07%, która nie ulegnie zmianie w Okresie Najmu, chyba że zwiększeniu ulegnie powierzchnia Przedmiotu Najmu.		Means the percentage of the Premises area expressed as a percentage of the total lettable area of the Building, i.e. 17,07% that shall not be amended during the Lease Period, unless the area of the Subject of Lease will be increased.

(dd)	Umowa	(dd)	Agreement

	Oznacza niniejszą umowę wraz ze wszystkimi Załącznikami, w tym załącznikami, które zostaną dołączone zgodnie z postanowieniami Umowy po jej podpisaniu.		Means this agreement together with all the Appendices attached or to be attached hereto, in accordance with the terms of the Agreement.

(ee)	Usługi	(ee)	Services

	Oznacza usługi świadczone przez Wynajmującego, wymienione w art. 7.1. Umowy.		Means the services provided by the Lessor and specified in Article 7.1 to the Agreement.

(ff)	VAT	(ff)	VAT

	Oznacza podatek od towarów i usług, o którym mowa w ustawie z dnia 11 marca 2004 r. o podatku od towarów i usług (Dz.U. z 2004 r., Nr 54, poz. 535 z późn. zm.).		Means Value Added Tax, as noted in the VAT Act of 11 March 2004 (Journal of Laws, 2004, no. 54, pos. 535, as amended).

(gg)	Wady Istotne	(gg)	Significant Defects

	Oznacza wady Przedmiotu Najmu stwierdzone w trakcie procedury przekazania, które		Means defects of Subject of Lease, revealed within the delivery proceeding, which

Hogan Lovells

	mimo przedsięwzięcia przez Wynajmującego rozsądnych środków zaradczych uniemożliwiają korzystanie z Przedmiotu Najmu jako całości zgodnie z Umownym Korzystaniem. Niniejsza definicja ma zastosowanie jedynie do procedury odbioru Przedmiotu Najmu.		prevent the Contractual Use of the Subject of Lease as a unit, nevertheless the reasonable precautions have been taken by the Lessor. The definition shall apply within the delivery process of the Subject of Lease exclusively.

(hh)	Wady Nieistotne	(hh)	Insignificant Defects

	Oznacza wady Przedmiotu Najmu stwierdzone w trakcie przekazania inne niż Wady Istotne. Niniejsza definicja ma zastosowanie jedynie do procedury odbioru Przedmiotu Najmu.		Means those defects of Subject of Lease other then the Significant Defects. The definition shall apply within the delivery process of the Subject of Lease exclusively.

(ii)	Współczynnik Powierzchni Wspólnych	(ii)	Add-on-factor

	Oznacza mnożnik stosowany do powierzchni wynajętych w Budynku, o który zwiększana jest powierzchnia Lokalu, jako część Powierzchni Wspólnych przypadająca na daną powierzchnię najmu, która stanowi podstawę naliczania Czynszu i Opłat Eksploatacyjnych, do których uiszczania zobowiązany jest Najemca tak, jakby ta część Powierzchni Wspólnych stanowiła część Przedmiotu Najmu. Dla celów Umowy mnożnik ten wynosi 3,18%. Rzeczywista powierzchnia Lokalu dla celów naliczania Czynszu i innych opłat zostanie pomnożona przez 3,18%. Formuła naliczania Współczynnika Powierzchni Wspólnych jest określona w Załączniku 11.		Means the multiplier factor applied towards the area leased in the Building by which the Premises is increased as a part of the Common Area accorded to a given lease area, which constitutes the basis to charge Rent and Service Charges that the Lessee must pay, as if this part of the Common Area constituted a part of the Subject of Lease. For the purpose of the Agreement, this multiplier is 3.18. The actual Premises area for purposes of charging Rent and other fees shall be multiplied by 3.18%. The calculation formula for the Add-on-factor is settled in Appendix 11.

(jj)	Załączniki	(jj)	Appendices

	Oznacza wszystkie załączniki do Umowy oznaczone w jej treści, w tym także te załączniki, które zostaną		Means all Appendices to the Agreement that are referred therein, including Appendices that will be attached with written

Hogan Lovells

		dołączone za zgodą Stron wyrażoną w formie pisemnej po jej podpisaniu. Załączniki, o których mowa w Umowie, zostaną załączone do Umowy w dniu jej podpisania, z wyjątkiem:			consent of the Parties after this Agreement is executed. The Appendices as indicated in this Agreement shall be attached hereto on the date this Agreement is signed, save for the following appendices that shall be enclosed in due course:

•        podpisanego Protokółu Odbioru, sporządzonego zgodnie ze wzorem stanowiącym Załącznik 5A, który zostanie dołączony do Umowy po jego podpisaniu przez Strony albo jednostronnego Protokółu Odbioru wraz z dokumentacją sporządzonego zgodnie z art. 4.2 Umowy;

•        the signed Delivery Protocol, shall be made in the form as provided in the Appendix 5A and attached to this Agreement after being executed or the unilateral Delivery Protocol together with the photographic documentation made in accordance with Art. 4.2 of this Agreement;

		• polisy ubezpieczeniowej Najemcy, która zostanie złożona w terminie określonym w art. 8.9 Umowy;			• Lessee’s insurance policy shall be filled within the term as provided under Art. 8.9 of this Agreement.;

		• Gwarancji Bankowej,			• Bank Guarantee;

		• oświadczenia o dobrowolnym poddaniu się egzekucji.			• the submission to the voluntary enforcement.

	(kk)	Zmiana		(kk)	Alterations

		Oznacza jakąkolwiek zmianę będącą skutkiem robót budowlanych, instalacyjnych lub wykończeniowych dokonaną w Przedmiocie Najmu w Okresie Najmu.			Means any alteration in the Subject of Lease being result of the construction, installation or finishing works to the Subject of Lease within the Lease Period.

	(ll)	Zabezpieczenie		(ll)	Security

		Oznacza Gwarancję Bankową lub Depozyt.			Means the Bank Guarantee or the Cash Deposit

2.	ARTYKUŁ 2 PRZEDMIOT UMOWY		2.	ARTICLE 2 SUBJECT OF THE AGREEMENT

2.1	Na warunkach ustalonych na mocy Umowy, Wynajmujący niniejszym oddaje Najemcy w najem, a Najemca bierze w najem od Wynajmującego Lokal na cele biurowe oraz Miejsca Parkingowe, na cele parkowania samochodów osobowych.		2.1	On the terms set forth in this Agreement, the Lessor hereby leases to the Lessee and the Lessee hereby leases from the Lessor the Premises for office use and the Car Parking Spaces for automobile parking use.

Hogan Lovells

2.2	Na warunkach określonych w niniejszym punkcie Wynajmujący przyznaje Najemcy prawo pierwszeństwa w odniesieniu do powierzchni biurowej usytuowanej na III i IV piętrze Budynku, która stanie się wolna i dostępna pod wynajem (w szczególności nie objęta negocjacjami) w Okresie Najmu, z zastrzeżeniem, że Najemca ma prawo do korzystania z prawa pierwszeństwa dopiero po upływie 6 pierwszych miesięcy od daty podpisania Umowy. Opcja (prawo pierwszeństwa wzięcia w najem powierzchni na III i IV piętrze Budynku) będzie każdorazowo dostępna na obowiązujących w takim czasie warunkach rynkowych do ostatecznego uzgodnienia przez obie Strony w takim czasie. Wynajmujący każdorazowo zawiadomi Najemcę na piśmie o powyższej opcji, jeżeli, powierzchnia na III lub IV piętrze budynku stanie się dostępna oraz o proponowanych podstawowych warunkach, na jakich Najemca może wziąć w najem ww. powierzchnię. W terminie czternastu (14) dni roboczych od otrzymania zawiadomienia Wynajmującego, Najemca musi poinformować Wynajmującego na piśmie o zamiarze wykonania przez Najemcę zgłoszonej opcji, przez co Strony rozumieją przystąpienie do negocjacji umowy najmu na warunkach określonych w zawiadomieniu Wynajmującego. Brak odpowiedzi w zakreślonym terminie oznacza, że Najemca nie wykonuje opcji. W terminie 21 (dwudziestu jeden) dni od otrzymania przez Wynajmującego oświadczenia Najemcy dotyczącego wykonania opcji obie Strony przeprowadzą negocjacje w dobrej wierze w celu podpisania wiążącego aneksu do Umowy. Opcja Najemcy określona w niniejszym punkcie wygasa, w zakresie powierzchni objętej zapytaniem, a	2.2	On terms specified in this clause the Lessor grants to the Lessee a right of first refusal for the office space located on III and IV floor of Building that becomes vacant and available to lease (in particularly the space that is not subject to the negotiations) during the Lease Period, with the reservation that the Lessee can exercise his right of first refusal not earlier then after lapse of first 6 months from the date of signing this Agreement. The above option (right of first refusal) shall be available at then existing market conditions to be finally agreed between both Parties at that time. The Lessor shall notify the Lessee in writing of the above mentioned office space on floor III or IV becomes available and basic terms and conditions, on which the option may be exercised by the Lessee. Within fourteen (14) days from receipt of Lessor’s notice the Lessee must inform the Lessor in writing of the Lessee’s intention to exercise the notified option on terms specified in the Lessor’s notice. Lack of response within the prescribed deadline shall mean that the Lessee does not elect to exercise the option that shall be interpreted as starting the negotiations of the lease agreement on terms and conditions set forth in the Lessor’s notification. Within 21 (twenty one) days after receipt by the Lessor of the Lessee’s statement on exercising the option both Parties shall negotiate in good faith to finalise (sign) a binding amendment to this Agreement. The Lessee’s option specified in this clause expires as to the office space indicated in the notification, and the Lessor is fully entitled to lease office space being subject of this option to any third party at its own discretion if: (i) the Lessee within the prescribe deadline informs the Landlord that it does not

Hogan Lovells

	Wynajmujący będzie w pełni uprawniony do wynajęcia powierzchni biurowej będącej przedmiotem niniejszej opcji na rzecz osoby trzeciej według własnego uznania, jeżeli: (i) Najemca poinformuje Wynajmującego w zakreślonym terminie, że nie chce wykonać opcji, (ii) Najemca nie odpowie na zawiadomienie Wynajmującego w zakreślonym terminie lub (iii) w terminie powyższych 21 dni (lub dowolnym przedłużonym terminie uzgodnionym przez Strony) nie zostanie podpisany aneks.		want to exercise the option, (ii) the Lessee fails to respond to the Lessor’s notification within the prescribed deadline or (iii) no amendment is signed within the above 21-day deadline (or any extended deadline if agreed between the Parties).

	W przypadku gdy Najemca po podpisaniu Umowy będzie chciał wziąć w najem dodatkowe miejsca parkingowe na parkingu podziemnym w Budynku a Wynajmujący będzie takimi miejscami dysponował, Strony zawrą aneks do Umowy włącząjący dodatkowe miejsca parkingowe do Umowy.	In case the Lessee’s requests in writing the Lessor, after execution of this Agreement, for additional parking places on the underground parking located in the Building and the Lessor will have such additional parking places available, the Parties will enter into the annex to this Agreement upon which the additional parking places will be leased to the Lessee (included by this Agreement).

3.	ARTYKUŁ 3 OKRES NAJMU	3.	ARTICLE 3 LEASE PERIOD

3.1 Umowa zostaje zawarta na czas oznaczony 3 (trzech) lat. Okres Najmu rozpoczyna się w Dacie Rozpoczęcia, tj. dnia 10 lutego 2014 roku (z zastrzeżeniem art. 4.2), i kończy się o północy 3-tej rocznicy Daty Rozpoczęcia, z zastrzeżeniem postanowienia pkt. 3.2 niżej.		3.1 This Agreement is concluded for a definite period of 3 (three) years. The Lease Period shall commence on the Commencement Date, i.e. on the 10th February 2014 (save for the provision of art. 4.2) and shall end at midnight on the 3rd anniversary of the Commencement Date.

3.2 O ile najpóźniej na 6 (sześć) miesięcy przed zakończeniem Okresu Najmu ustalonego zgodnie z art. 3.1 Najemca nie doręczy Wynajmującemu oświadczenia o rezygnacji z kontynuowania najmu Przedmiotu Najmu, Okres Najmu ulega przedłużeniu o kolejne 3 lata i kończy się o północy 6 – tej rocznicy Dnia Rozpoczęcia.		3.2 Unless the Lessee, no later than 6 months before the Expiry Date set forth in art. 3.1 of the Lease Term, notifies the Lessor on the Lessee’s resigning to continue the lease of the Subject of Lease, the Lease Period shall be extended until the 6th anniversary of the Commencement Date.

4.	ARTYKUŁ 4 PRZEKAZANIE PRZEDMIOTU NAJMU	4.	ARTICLE 4 DELIVERY OF THE SUBJECT OF LEASE

4.1	Stan Lokalu	4.1	State of the Premises

	Wynajmujący przekaże Najemcy Lokal oraz Miejsca Parkingowe po ukończeniu Prac Adaptacyjnych co zostanie udokumentowane Protokołem Odbioru, nie później jednak niż w Dacie Przekazania.		The Lessor shall deliver the Premises and the Car Parking Spaces to the Lessee upon the completion of the Fit – Out Works on the Delivery Date, as evidenced by the issue of the Delivery Protocol.

Hogan Lovells

	Data Przekazania nastąpi nie później niż na 3 dni przed Datą Rozpoczęcia.		The Delivery Date shall take place not later than 3 days prior to the Commencement Date.

	W przypadku, gdy w okresie prowadzenia Prac Adaptacyjnych Najemca zgłosi Wynajmującemu wniosek o zmianę ich zakresu lub standardu wykonania w stosunku do dokumentacji zawartej w Załączniku 3A, Strony ustalą w formie aneksu do Umowy warunki wykonania takich dodatkowych lub zamiennych Prac Adaptacyjnych, ustalając w szczególności potencjalne wynagrodzenie oraz nową Datę Przekazania, jeśli okaże się to konieczne. Zawarcie aneksu do Umowy jest warunkiem rozpoczęcia zmian w Pracach Adaptacyjnych.		In case the Lessee shall notify the Lessor about its intention to make any alteration to the Fit-Out Works as specified in the Appendix 3A, as to the scope or standard of the Fit-Out Works, the Parties shall agree in a separate annex the conditions of execution of such additional or substitute Fit-Out Works, including the potential remuneration and new Delivery Date, if applicable. The execution of any additional Fit-Out Works can commence upon prior signing of the annex between the Parties.

4.2	Data Przekazania	4.2	Delivery Date

	Po przygotowaniu Przedmiotu Najmu dla Najemcy przez Wynajmującego, w szczególności po wykonaniu Prac Adaptacyjnych, Wynajmujący powiadomi Najemcę na piśmie o możliwości wydania Przedmiotu Najmu Najemcy przez Wynajmującego w Dacie Przekazania, przy czym zawiadomienie musi być doręczone Najemcy przez Wynajmującego, co najmniej na 7 (siedem) dni przed planowaną Datą Przekazania. Jeżeli Najemca nie stawi się w planowanej Dacie Przekazania lub bezzasadnie odmówi podpisania Protokołu Odbioru (z zastrzeżeniem postanowień poniższych dotyczących procedury z udziałem ekspertów), zostanie to uznane za potwierdzenie, iż Przedmiot Najmu został przygotowany zgodnie z Umową, Wynajmujący będzie miał prawo sporządzenia i podpisania jednostronnego Protokołu Odbioru, który będzie wywoływał takie skutki, jakby został podpisany przez obie Strony. Protokół Odbioru zostanie przesłany wraz z

Upon preparation of the Subject of Lease for the Lessee by the Lessor, in particular after completion of the Fit- Out Works, the Lessor shall notify the Lessee in writing of the ability to issue the Subject of Lease to the Lessee on the Delivery Date, whereby this notification of the Lessor must be delivered to the Lessee at least 7 (seven) days prior to the Delivery Date. If the Lessee does not appear on the Delivery Date, or if the Lessee refuses to sign the Delivery Protocol without justification (notwithstanding the procedure of experts described below), this will be deemed as confirmation that the Subject of Lease was prepared in accordance with the Agreement. The Lessor will then have the right to draft and sign a unilateral Delivery Protocol, which evokes the same effects as if it was signed by both Parties. The Delivery Protocol shall be delivered to the Lessee together with the pictures of the Premises as of the day of its execution.

Any defects to the Subject of Lease identified by the Lessee during the delivery proceeding described above

Hogan Lovells

dokumentacją fotograficzną Lokalu Najemcy w dacie jego sporządzenia.

Jakiekolwiek wady Przedmiotu Najmu zidentyfikowane przez Najemcę w trakcie procedury przekazania opisanej powyżej zostaną podzielone na Wady Istotne oraz Wady Nieistotne. Najemca będzie uprawniony do odmowy podpisania Protokołu Odbioru tylko w przypadku wystąpienia Wad Istotnych.

W zakresie Wad Nieistotnych Strony sporządzą ich listę w Protokole Odbioru i określą datę ich usunięcia w możliwie krótkim i praktycznie możliwym do wykonania terminie, który będzie odpowiadać (uwzględniać) charakterowi danej Wady. Wady Nieistotne będą usuwana przez Wynajmującego na jego koszt.

W przypadku uchybienia przez Wynajmującego dacie usunięcia Wady Nieistotnej wskazanej w Protokole Odbioru, Najemca wezwie Wynajmującego na piśmie do usunięcia Wady Nieistotnej i zakreśli mu dodatkowy termin, co najmniej 21 (dwudziestu jeden) dni liczony od daty otrzymania wezwania przez Wynajmującego, pod rygorem usunięcie Wady przez Najemcę we własnym zakresie, na koszt i ryzyko Wynajmującego.

Jeżeli Strony nie będą mogły zgodzić co do tego czy wada stanowi Wadę Istotną czy Wadę Nieistotną, każda ze Stron uprawniona będzie do przedłożenia tej spornej kwestii ekspertowi, rozumianemu jako jeden z poniższych (1) EC Harris, adres sp. z o.o., adres Królewska 16, 00-064 Warszawa, (2) Dil Polska Baumenagement Sp. z o.o, adres: Al. Armii Ludowej 26, 00-609 Warszawa(3) Gleeds sp. z o.o., adres Pl. Bankowy 2, 00-095 Warszawa, jako (4) Hill International sp. z o.o., adres: Al. Jana Pawła II 29, 00-867 Warszawa, jako (5)

shall be divided into: Significant Defects and Insignificant Defects. The Lessee shall be entitled to refuse signature of the Delivery Protocol only in case of the appearance of Significant Defects.

Within the scope of Insignificant Defects the Parties shall list such defects in the Delivery Protocol and will set the date of their removal. The date of removal the Insignificant Defects shall be as soon as practicably possible. Time to remove the Defects shall take into account the nature of the given Defect. The Insignificant Defects will be removed by the Lessor on his expenses.

In case the Lessor fails to meet the deadline for removing the Insignificant Defect indicated in the Delivery Protocol, the Lessee shall request the Lessor in writing to remove the Defect within the additional 21 (twenty one) days from the receipt of the request by the Lessor, otherwise the Lessee shall be entitled to remove the Defect on his own, on the Lessor’s expenses and risk.

If the Parties are unable to agree on whether a defect constitutes and Significant Defect or Insignificant Defect, each Party shall be entitled to present an expert on this disputed issue, who is understood to be one of listed below: (1) EC Harris sp. z o.o., address: Królewska 16, 00-064 Warsaw, (2) Dil Polska Baumenagement Sp. z o.o, adres: Al. Armii Ludowej 26, 00-609 Warszawa (3) Gleeds sp. z o.o., address: Pl. Bankowy 2, 00-095 Warsaw, (4)Hill International sp. z o.o., address: Al. Jana Pawła II 29, 00-867 Warszawa, (5) Tebodin Poland sp. z o.o., address: Murmańska 25, 04-203 Warsaw, who shall issue a binding opinion within five business days. Such expert opinion (or such opinions) shall be final and binding upon the Parties. The cost of the expert shall be borne by the party

Hogan Lovells

Tebodin Poland sp. z o.o., adres Murmańska 25, 04-203 Warszawa, który wyda wiążącą opinię w terminie pięciu dni roboczych od przedłozenia mu spornej kwestii. Taka opinia (lub takie opinie) eksperta będzie ostateczna i wiążąca dla Stron, a koszty eksperta zostaną poniesione przez Stronę, której opinii dotyczącej klasyfikacji wady jako Wady Istotnej albo Wady Nieistotnej ekspert nie podzieli.

W przypadku, kiedy każda ze Stron uzyska opinię eksperta, a opinie te będą wzajemnie sprzeczne, Strony ustalą zgodnie kolejnego eksperta z powyższej listy, którego opinia będzie wiążąca, a koszty jej sporządzenia poniesie Strona, której opinii dotyczącej klasyfikacji wady jako Wady Istotnej albo Wady Nieistotnej ekspert nie podzieli.

whose classification as to the Significant Defect or Insignificant Defect has not been approved by the expert.

In case, each of the parties shall obtain the expert’s opinion and both opinions shall be contradictory, the Parties shall mutually appoint the subsequent expert from the list, whose opinion shall be binding upon the Parties. The cost of the expert shall be borne by the party whose classification as to the Significant Defect or Insignificant Defect has not been approved by the expert.

The Parties jointly agree that, in the event of failure to meet a set deadline for issue of the Subject of Lease on the Delivery Date, for reasons attributable exclusively to the Lessor, the Lessee is entitled to:

Strony zgodnie ustalają, że w przypadku uchybienia terminowi wydania Przedmiotu Najmu w Dacie Przekazania ustalonej w sposób opisany w Umowie, z przyczyn zależnych wylącznie od Wynajmującego, Najemcy będzie przysługiwać:

a)       prawo żądania zwrotu zapłaconego przez Najemcę czynszu za lokal zastępczy, w przypadku gdy Wynajmujący opóźni się z wydaniem Przedmiotu Najmu. W takiej sytuacji Wynajmujący będzie zobowiązany na żądanie Najemcy, zwrócić Najemcy czynsz w kwocie brutto za każdy miesiąc najmu lokalu zastępczego, z zastrzeżeniem zdania ostatniego tego punktu – lit. (a), przez okres nie dłuższy jednak niż 3 miesiące, przy czym kwota podlegająca zwrotowi za jeden miesiąc nie przekroczy Czynszu za Lokal w kwocie brutto wskazanej w art. 6.1 lit. a). Wynajmujący zwróci Najemcy czynsz w wysokości obliczonej odpowiednio do ilości dni, w których Najemca z takiego lokalu zastępczego korzystał;

a)       request the Lessor to refund the rent paid by the Lessee for the substitute premises, in case the delay in delivering the Subject of Lease. In such a case, the Lessor upon the Lessee’s request undertakes to refund the rent for such substitute premises in the gross amount for each month of occupying such substitute premises by the Lessee, with the reservation to the provision of the last sentence of this subparagraph (a), however for the period not exceeding 3 months. The rent that is subject to the above described refund to the Lessee may not exceed the quota of Rent for the Premises (gross), in the amount indicated in Art. 6.1 a). The Lessor shall refund the rent for substitute premises in the amount proportionally to the number of days the Lessee occupied effectively the premises.

b)       the right to request the refund of the costs regarding the relocation (removal) from the current seat to of the Lessee to the substitute premises, however the amount of such refund may not exceed 15 000 EUR,

Hogan Lovells

	b)	prawo żądania zwrotu poniesionych i udokumentowanych przez Najemcę kosztów przeprowadzki z dotychczasowej lokalizacji do lokalu zastępczego, przy czym kwota ta nie przekroczy 15 000 EUR;		c)	right to terminate this Agreement, in case the delay in delivering the Subject of Lease exceeds 3 (three) calendar months from the agreed Delivery Date. The termination notice may be filed by 31st May 2014.

	c)	prawo do odstąpienia od Umowy w przypadku gdy opóźnienie z wydaniem Przedmiotu Najmu przekroczy 3 miesiące kalendarzowe od planowanej Daty Przekazania. Oświadczenie o odstąpieniu może być złożone do dnia 31 maja 2014r.		d)	In the aforementioned event, as described in this point above, the Delivery Date shall be shifted however the Commencement Date remains unchanged, provided that the Lessor performs his obligations as set above.

	d)	w sytuacji opisanej w tym punkcie, pod warunkiem wykonania przez Wynajmującego określonych w tym punkcie (lit. a i b) obowiązków, Data Przekazania ulega odpowiedniemu przesunięciu przy czym Data Rozpoczęcia pozostaje bez zmian.

In the event of failure to meet a set deadline for issue of the Subject of Lease to the Lessee by the Lessor that was caused by other reasons then provided above, the deadline for issue of the Subject of Lease to the Lessee by the Lessor shall be shifted appropriately. Similarly, in the event of disclosure of Significant Defects to the Subject of Lease, the Delivery Date shall be appropriately shifted for the time necessary to remedy such defects and the procedure of drafting Delivery Protocol shall be respectively repeated.

In case when the Significant Defect is discovered within the delivery proceeding, which cannot be removed from the technical perspective, each of the Party is entitled to withdraw from the Agreement by 31st May 2014.

W przypadku gdy uchybienie w wydaniu Lokalu w ustalonym przez Stronie nastąpiło z innych przyczyn niż podane wyżej, termin wydania Przedmiotu Najmu Najemcy przez Wynajmującego, ulegnie odpowiedniemu przesunięciu. Podobnie, w przypadku ujawnienia Wad Istotnych Przedmiotu Najmu, Data Przekazania zostanie odpowiednio przesunięta o czas potrzebny do usunięcia tych wad, a procedura sporządzania Protokołu Odbioru zostanie odpowiednio powtórzona.

W przypadku stwierdzenia w trakcie procedury przekazania Wady Istotnej Lokalu, która nie jest technicznie możliwa do usunięcia każda ze Stron ma prawo do odstąpienia od Umowy do 31 maja 2014r.

4.3	Pozwolenia		4.3	Permits

	Wynajmujący oświadcza, że uzyskał wszelkie niezbędne pozwolenia dla Lokalu i Miejsc Parkingowych, z			The Lessor represents it obtained all the necessary permits and approvals with respect to the Premises, and Car

Hogan Lovells

	wyłączeniem tych pozwoleń i zatwierdzeń, za które zgodnie z prawem odpowiedzialność ponosi lub będzie ponosił Najemca, w szczególności pozwoleń odnoszących się do zakresu działalności gospodarczej Najemcy, która ma być wykonywana przez Najemcę w Przedmiocie Najmu w ramach Umownego Korzystania.		Parking Spaces, except for those permits and approvals, for which the Lessee is or will be responsible, by law, especially permits concerning the Lessee’s scope of business operations to be carried out in the Premises by the Lessee within the Contractual Use.

4.4	Potwierdzenie przekazania	4.4	Confirmation of delivery

Obie Strony zobowiązują się do działania w dobrej wierze i z należytą starannością w procesie przekazywania Przedmiotu Najmu Najemcy przez Wynajmującego. Strony potwierdzą przekazanie Lokalu i Miejsc Parkingowych poprzez wspólne podpisanie Protokołu Odbioru.

W uzasadnionych przypadkach Wynajmujący może wyrazić zgodę Najemcy na prowadzenie pewnych prac Najemcy w Lokalu, nieobjętych zakresem Prac Adaptacyjnych, przed Datą Przekazania. Warunki i data wcześniejszego dostępu do Lokalu będą przedmiotem odrębnego porozumienia.

Both Parties undertake to act in good faith and with due care in the process of transferring the Subject of Lease to the Lessee from the Lessor. The Parties shall confirm the delivery of the Premises and the Car Parking Spaces by mutual signature of the Delivery Protocol.

The Lessor could give consent for the Lessee for some Lessee’s works to be carried out in the Premises, which are not included within the scope of the Fit - Out - Works, before the Delivery Date. The conditions and date of earlier access to the Premises shall be the subject to a separate agreement.

5.	ARTYKUŁ 5 ZABEZPIECZENIE	5.	ARTICLE 5 SECURITY

5.1	Gwarancja Bankowa	5.1	Guarantee

	W terminie 21 dni od daty zawarcia Umowy, Najemca w celu zabezpieczenia wszelkich roszczeń Wynajmującego wobec Najemcy z tytułu Umowy, przedłoży Wynajmującemu gwarancję bankową nieodwołalną, bezwarunkową, przenaszalną bez ograniczeń, płatną na pierwsze żądanie, wystawioną na kwotę równą kwocie trzymiesięcznego Czynszu wraz z Opłatami Eksploatacyjnymi, powiększonej o podatek VAT, zgodnie z wzorem załączonym jako Załącznik 1 do Umowy, szczegółowo określoną w tym art. 5 Umowy. Najemca ma prawo do przedłożenia Wynajmującemu osobnej Gwarancji Bankowej na kwotę trzymiesięcznego Czynszu		Within 21 days from the signature of the Agreement, the Lessee, in order to secure any potential claims of the Lessor that may occur upon this Agreement, shall provide the Lessor with an irrevocable, unconditional, freely assignable, and payable upon first demand, Bank guarantee, issued in the amount equal to three months Rent and three month Service Charges plus VAT, in accordance with a template annex as Appendix 1 to the Agreement, as detailed in this art. 5 of the Agreement in order to secure any claims of the Lessor towards the Lessee that may arise from this Agreement. The Lessee has a right to provide the Lessor with the separate Bank Guarantee issued for the amount

Hogan Lovells

	powiększoną o VAT i osobną Gwarancję Bankową wystawioną na kwotę trzymiesięcznych Opłat Eksploatacyjnych powiększoną o VAT.		of three month Rent increased by VAT and separate Bank Guarantee issued for the amount of three moth Service Charges increased by VAT.

	W przypadku, gdy kwota Czynszu stanie się w jakimkolwiek czasie wyższa niż wielkość zastosowana do określenia kwoty istniejącej Gwarancji Bankowej, Najemca, w terminie 21 dni od otrzymania pisemnego wniosku Wynajmującego dokumentującego zmiany w Czynszu, Opłat Eksploatacyjnych lub powierzchni Lokalu o dostarczenie uaktualnionej Gwarancji Bankowej, przedłoży Gwarancję Bankową odzwierciedlającą wartość ustaloną na podstawie uaktualnionych zmiennych. Jeżeli Najemca uchybi obowiązkowi przedłożenia takiej zaktualizowanej Gwarancji Bankowej, Wynajmujący, wyznaczy dodatkowy 5-dniowy termin na przedłożenie uaktualnionej Gwarancji Bankowej, a po bezskutecznym upływie tego terminu będzie miał prawo dokonać wypłaty z Gwarancji Bankowej i zatrzymać uzyskane w ten sposób środki, jako Depozyt do czasu przedstawienia nowej Gwarancji Bankowej spełniającej powyższe warunki.

In the event the amount of Rent is higher at any time than the amount used as a reference to determine the amount of the existing Bank Guarantee, the Lessee, within 21 days of a written request to deliver the revised Bank Guarantee made by the Lessor evidencing the change in Rent, Services Charges, in the area of the Premises shall deliver a Bank Guarantee reflecting a value determined on the basis of the changed variables. If the Lessee fails to deliver such revised Bank Guarantee, within five days following a further written request to deliver the revised Bank Guarantee, the Lessor shall be entitled to draw down the Bank Guarantee and hold the proceeds thereof as Deposit until the day when the new Bank Guarantee is delivered by the Lessee.

Upon the Lessee’s discretion the Bank Guarantee shall be replaced with Deposit in the amount in PLN equal to the amount of the Bank Guarantee, such Deposit shall be paid to the Lessor’s bank account indicated to the Lessee in written. Deposit shall not bear any interest and shall be repaid to the Lessor within 3 months from the Expiration Date in the amount remaining after satisfaction of the Lessor’s claims resulting from the Agreement.

Wedle wyboru Najemcy Gwarancja Bankowa może zostać zastąpiona Depozytem w PLN na kwotę równoważną wysokości Gwarancji Bankowej, wpłaconym na rachunek Wynajmującego wskazany Najemcy na piśmie. Depozyt nie będzie podlegać oprocentowaniu i zostanie zwrócony Najemcy w terminie 3 miesięcy od Daty Wygaśnięcia w wysokości niewykorzystanej przez Wynajmującego w celu zaspokojenia roszczeń wobec Najemcy z tytułu Umowy.

5.2	Użycie Zabezpieczenia	5.2	Use of Security

	W przypadku, gdy w dowolnym czasie Okresu Najmu Najemca nie dokona jakichkolwiek wymagalnych na podstawie Umowy płatności na rzecz Wynajmującego, Wynajmujący, po		If the Lessee does not make any of the payments due to the Lessor under the Agreement at any time during the Lease Period, within fourteen days after making a written request to pay

Hogan Lovells

bezskutecznym upływie wyznaczonego na piśmie 14-dniowego terminu z żądaniem zapłaty odpowiednich kwot, może dokonać wypłaty z Gwarancji Bankowej przedkładając wystawcy Gwarancji Bankowej kopię wezwania do zapłaty i dowodu jego nadania listem poleconym za zwrotnym potwierdzeniem odbioru albo przesyłką kurierską na aktualny adres Najemcy wynikający z KRS oraz oświadczenia Wynajmującego, że żądana w wezwaniu do zapłaty kwota nie została uiszczona we wskazanym w wezwaniu terminie.

Odpowiednio Wynajmujący jest uprawniony do skorzystania z Depozytu. Ilekroć Wynajmujący skorzysta z Zabezpieczenia zgodnie z postanowieniami Umowy, Najemca uzupełni jej wysokość do pełnej pierwotnej wysokości w terminie 15 dni od otrzymania pisemnego zawiadomienia od Wynajmującego.

the relevant amounts the Lessor may draw down the Bank Guarantee, providing the Bank issuing the Bank Guarantee with the copy of the said written request and the copy of the confirmation of sending it via registered letter with demand of receipt confirmation or courier to the up-to-date Lessee address indicated in the Commercial Register, as well as the written statement that the requested payments were not paid within the deadline indicated in the request.

The Lessor may alternatively use the funds from Deposit, if applicable.

Any time the Lessor uses the Security in accordance with the provisions of the Agreement, the Lessee shall reinstate the Security to its full original value within 15 days from the date of receipt of a written notice from the Lessor.

5.3	Ważność Gwarancji Bankowej	5.3	Validity of the Bank Guarantee

	Gwarancja Bankowa będzie ważna przez Okres Najmu oraz 3 (trzy) miesiące po upływie Okresu Najmu lub zostanie odnowiona zgodnie z art. 5.4 poniżej.		The Bank Guarantee shall be valid for the Lease Period, plus three (3) months or be renewed according to Clause 5.4 below.

5.4	Obowiązek przedłożenia nowej Gwarancji Bankowej	5.4	Duty to provide a new Bank Guarantee

	Jeśli okres ważności Gwarancji Bankowej jest krótszy niż Okres Najmu, nie później niż w ciągu 21 dni przed wygaśnięciem pierwotnej Gwarancji Bankowej (i jakiejkolwiek kolejnej Gwarancji Bankowej zastępującej poprzednią Gwarancję Bankową) Najemca dostarczy nową Gwarancję Bankową wydaną na tych samych warunkach, co pierwotna Gwarancja Bankowa, o której mowa w niniejszym art. 5. W przypadku, gdy Najemca nie przedstawi w terminie nowej Gwarancji Bankowej, Wynajmujący ma prawo do wypłaty całej kwoty Gwarancji Bankowej i zatrzymania środków uzyskanych z tego tytułu, jako formy zabezpieczenia		If the term of the Bank Guarantee is shorter than the Lease Period, the Lessee shall deliver a new Bank Guarantee issued on the same terms and conditions as the original Bank Guarantee referred to in this article 5, not later than 21 days, before the expiry of the original Bank Guarantee. Should the Lessee fail to deliver such new Bank Guarantee, the Lessor shall be authorized to draw the full amount of the Bank Guarantee (and any subsequent Bank Guarantee which is currently in place) and hold the proceeds thereof as cash security on the same terms and conditions as contained in this section 5.1. and 5.2.,.

Hogan Lovells

	gotówkowego na tych samych warunkach jak zawarte w niniejszym art. 5.1 i 5.2.

5.5	Zwrot Gwarancji Bankowej	5.5	Return of the Bank Guarantee

	W terminie trzech (3) miesięcy od Daty Wygaśnięcia lub rozwiązania Umowy na skutek wypowiedzenia Najemcy lub Wynajmującego, Wynajmujący dokona na rzecz Najemcy zwrotu Gwarancji Bankowej, lub jakiegokolwiek zastępującego ją zabezpieczenia gotówkowego Wszelkie kwoty należne Wynajmującemu od Najemcy zostaną potrącone z tak ustaloną kwotą a saldo zostanie zwrócone Najemcy. Wynajmujący zobowiązuje się do rozliczenia Najemcy w jak najszybszym możliwym terminie.		The Lessor shall, within three (3) months of the Expiration Date or from the date this Agreement is terminated by the Lessee or by the Lessor, return the Bank Guarantee, or any cash security held by the Lessor in lieu thereof, to the Lessee. All sums due and/or other claims that are connected with usage of the Premises to the Lessor by the Lessee shall be set off against such established amount and the balance will be paid to the Lessee. The Lessor undertakes to settle all the costs and expenses of the Lessee as fast as it is practically possible.

6.	ARTYKUŁ 6 CZYNSZ	6.	ARTICLE 6 RENT

6.1	Kwota Czynszu	6.1	Amount of Rent

	Z zastrzeżeniem art. 6.7 i 6.2 Umowy oraz zgodnie z art. 12.1 Umowy, Najemca zapłaci na rzecz Wynajmującego:		Subject to Clause 6.7 and 6.2, in accordance to Clause 12.1. of this Agreement, the Lessee shall pay to the Lessor:

	(a) Czynsz za Lokal, w kwocie wyrażonej w PLN, stanowiącej równowartość 13,90 (słownie: trzynaście 90/100) EUR (według średniego kursu EUR/PLN ogłoszonego przez Narodowy Bank Polski na ostatni dzień roboczy poprzedzający dzień wystawienia faktury) za 1 m2 powierzchni Lokalu miesięcznie,		(a) The Rent for the Premises in the amount of the Polish zloty equivalent of EUR 13,90 (in words: (thirteen euro 90/100) (according to the average EUR/PLN exchange rate published by the National Bank of Poland on the last working day prior to the date of the Lessor’s invoice) per square meter of area of the Premises per month,

	(b) czynsz za każde Miejsce Parkingowe w garażu podziemnym w kwocie wyrażonej w PLN, stanowiącej równowartość 85 (słownie: osiemdziesiąt pięć) EUR (według średniego kursu EUR/PLN ogłoszonego przez Narodowy Bank Polski na ostatni dzień roboczy		(b) the rent for each Car Parking Space located in the underground garage, in the amount of the Polish zloty equivalent of EUR 85 (in words: two eighty five) per each (according to the average EUR/PLN exchange rate published by the National Bank of Poland on the last working day prior to the date of the Lessor’s invoice) per month.

Hogan Lovells

	poprzedzający dzień wystawienia faktury) miesięcznie.

6.2	Rozpoczęcie płatności Czynszu	6.2	Commencement of payment

Najemca rozpocznie płacenie Czynszu na rzecz Wynajmującego w Dacie Rozpoczęcia. Wynajmujący i Najemca zgodnie ustalają, że przez pierwszych 8 (osiem) pełnych miesięcy kalendarzowych Okresu Najmu Najemca będzie uiszczał na rzecz Wynajmującego 1/8 (jedną ósmą) Czynszu określonego w punkcie 6.1 Umowy. W celu uniknięcia ewentualnych wątpliwości, Strony postanawiają, że Najemca nie będzie zobowiązany do uiszczenia części wynoszącej 7/8 Czynszu na rzecz Wynajmującego za 8 (osiem) pełnych miesięcy począwszy od Daty Rozpoczęcia.

Dla uniknięcia wątpliwości zwolnienie nie dotyczy płatności Opłat Eksploatacyjnych i Opłat Dodatkowych.

The Lessee shall commence to pay the Rent to the Lessor on the Commencement Date. The Lessor and the Lessee mutually agree that for the first 8 (eight) entire calendar months of the Lease Period the Lessee shall pay to the Lessor 1/8 (one eight) of the Rent as specified above in point 6.1 of this Agreement. In order to avoid any doubts, the Parties agree that the Lessee shall not be obliged to pay the 7/8 (seven eight) part of the Rent to the Lessor for the first 8 (eight) entire month starting from the Commencement Date.

For avoidance of doubts the exemption is not applied to the Service Charges and Additional Fees.

6.3	Sposób płatności	6.3	Manner of payment

	Czynsz jest płatny przez Najemcę miesięcznie, z góry, do 10-go dnia każdego miesiąca kalendarzowego, na rachunek bankowy wskazany w Umowie lub tymczasowo wskazany w pisemnym zawiadomieniu od Wynajmującego do Najemcy (dla uniknięcia wątpliwości, w przypadku pierwszego miesiąca lub części miesiąca, za który płatność Czynszu jest należna). Wynajmujący wystawi Najemcy fakturę VAT pierwszego roboczego dnia każdego miesiąca kalendarzowego oraz dostarczy ją Najemcy nie później niż trzeciego dnia każdego miesiąca kalendarzowego. Bez względu na inne środki przysługujące Wynajmującemu zgodnie z Umową, w przypadku, gdy Najemca nie zapłaci Czynszu w terminie, Wynajmujący naliczy odsetki ustawowe od wszelkich zaległych płatności.		The Rent shall be payable by the Lessee monthly in advance by the 10th day of every calendar month to the bank account indicated herein or as notified in writing to the Lessee by the Lessor, from time to time (for the avoidance of doubt in the case of the first month or fraction of month for which Rent is payable). The Lessor shall issue a VAT invoice no later than the first working day of every calendar month and delivers a VAT invoice to the Lessee not later than the third day of every calendar month. Notwithstanding any other remedy entitled to the Lessor in accordance with the terms of this Agreement, if the Lessee does not pay the Rent on time, the Lessor will charge statutory interest on any overdue payments.

Hogan Lovells

6.4	Dane dotyczące płatności	6.4	Payment Details

	Najemca zapłaci Czynsz na rzecz Wynajmującego na rachunek bankowy Wynajmującego w banku BNP Paribas Bank Polska S.A. PL 40 1600 1127 0003 0122 0283 2150. W przypadku wątpliwości Najemca zobowiązany jest regulować płatności określone w tej Umowie, w szczególności Czynszu, Opłat Eksploatacyjnych i Opłat Dodatkowych na rachunek bankowy wskazany w fakturze, której dana płatność dotyczy.		The Lessee shall pay the Rent to the Lessor on the Lessor’s account held at BNP Paribas Bank Polska S.A. PL 40 1600 1127 0003 0122 0283 2150. In case of any doubts, the Lessee is obliged to pay the amounts as described in this Agreement in particularly the Rent, Service Charges and Additional Fees, on the bank account indicated in the invoice issued for given payment.

6.5	Zakaz dokonywania potrąceń	6.5	No Right of Set-Off

	Najemca nie ma prawa do dokonania potrącenia, zatrzymania, zmniejszenia lub odliczenia z Czynszu, Opłat Eksploatacyjnych, Opłat Dodatkowych jakichkolwiek kwot, należnych od Wynajmującego zgodnie z postanowieniami Umowy.		The Lessee shall not be entitled to set-off withhold, decrease or deduct from Rent, Service Charges, or Additional Fees of any amounts due from the Lessor, in accordance with the terms of the Agreement.

6.6	Dodatkowe Opłaty	6.6	Additional Fees

	Podczas Okresu Najmu, oprócz płatności Czynszu i Opłat Eksploatacyjnych, Najemca zapłaci Wynajmującemu lub usługodawcom bezpośrednio, zgodnie z ustaleniami pomiędzy Stronami, Dodatkowe Opłaty, w oparciu o odczyty z liczników, tam gdzie są stosowane lub według Udziału Najemcy. Gdy Opłaty Dodatkowe płatne są Wynajmującemu, będą one uiszczane przez Najemcę na podstawie wystawionej przez Wynajmującego faktury VAT w terminie 14 dni od daty otrzymania faktury na rachunek bankowy wskazany w Umowie lub wskazany w pisemnym zawiadomieniu od Wynajmującego do Najemcy. Strony zgodnie postanawiają, że Najemca będzie ponosić Opłaty Dodatkowe, w szczególności za:		During the Lease Period, in addition to the payment of the Rent and the Service Charges, the Lessee will pay to Lessor or directly to the services providers, as agreed between the Parties, the Additional Fees, on the basis of metered readings, where applicable, or in accordance with the Lessee’s Share in case no metered consumption is available. In the event the Additional Fees will be paid to the Lessor, the Lessee shall pay them upon the VAT invoice issued by the Lessor within 14 days from receiving such invoice to the bank account indicated in the Agreement or notified in a written notification from the Lessor to the Lessee. Parties hereby agree that the Lessee will pay the Additional Fees for the services, which in particularly are as follow:

	• zużycie wody w Lokalu według liczników;		• use of the water in the Premises calculated on the basis of the meters reading;

Hogan Lovells

	•	zużycie energii elektrycznej w Lokalu według liczników (wszystkie urządzenia elektryczne znajdujące się w Lokalu łącznie z zasilaniem jednostek grzejno-chłodzących);		• use of the electrical power in the Premises calculated on the basis of meters reading (all electrical devises used by the Lessee inside Premises including the fan coils power supply);;

	•	zużycie energii elektrycznej na potrzeby klimatyzacji wyliczone według Udziału Najemcy;		• use of the electrical power for air condition system calculated in accordance with the Lessee’s Share;

	•	ogrzewanie obliczone według Udziału Najemcy.		• heating calculated in accordance with the Lessee’s Share.

	Wynajmujący jest zobowiązany zapewniać dostawę usług opisanych powyżej do Lokalu przez cały Okres Najmu, przy czym Wynajmujący nie ponosi odpowiedzialności za przerwę w dostawie usług powstałą z przyczyn od Wynajmującego niezależnych.			The Lessor is obliged to arrange the services described above in the Premises throughout the Lease Period, unless the breakdown of the services is caused by the reasons not attributed to the Lessor.

6.7	Indeksacja		6.7	Indexation

	Czynsz będzie podlegać korekcie, bez konieczności sporządzania aneksu, z dniem 1-go stycznia każdego roku kalendarzowego. Indeksacja nastąpi w oparciu o procentową zmianę wskaźnika EURO CPI, rozumianego jako Harmonized Index of Consumer Prices (EU 27 countries, all items) (Base Year 2005), ogłaszanego przez Eurostat i znanego na dzień 1 stycznia (lub w przypadku gdy wskaźnik ten przestanie być ogłaszany, w oparciu o wskaźnik, który go zastąpi, a gdyby żaden go nie zastąpił - w oparciu o wskaźnik najbardziej porównywalny). W żadnym przypadku skorygowany Czynsz w Euro nie będzie niższy, niż Czynsz w Euro należny w poprzednim roku kalendarzowym. Czynsz skorygowany w ten sposób będzie „Czynszem” w rozumieniu Umowy. Wynajmujący przedłozy Najemcy na piśmie obliczenie jakichkolwiek zmian Czynszu nie później niż w ciągu 14 (czternastu) dni od Daty Indeksacji. Indeksację stosuje się do wszystkich płatności Czynszu przypadających po 1 stycznia roku kalendarzowego, w którym dana indeksacja następuje.			Rent shall be adjusted without the need for an appendix each calendar year on January 1st, the percentage variation in the EURO CPI means as Harmonized Index of Consumer Prices (EU 27 countries, all items) (Base Year 2005, published by Eurostat and known on 1st of January (or in the event that this index ceases to be published, the index which replaces it, or, if none replaces it, the index which is most closely comparable). In no case the amount of adjusted Rent in Euro shall be lower than the amount of previous Rent in Euro in the previous calendar year. Such adjusted Rent shall become the “Rent” for the purpose of this Lease. The Lessor shall deliver its calculation of any variation by written notice to the Lessee no later than 14 (fourteen) days from the Indexation Date. Indexation shall apply to all Rent payments due after 1 January of the year in which the particular indexation is made.

Notwithstanding the above the date of first indexation shall be on January 1st 2015. The first Indexation shall be calculated on the basis of the variation between the index, mentioned above,

Hogan Lovells

Datą pierwszej indeksacji będzie 1 stycznia 2015 r. Pierwsza indeksacja uwzględniać będzie procentową zmianę pomiędzy wskaźnikiem opisanym powyżej, znanym w Dacie Rozpoczęcia a wskaźnikiem znanym na dzień 1 stycznia 2015.

W związku z indeksacją zapisaną w Umowie Strony wyłączają prawo Wynajmującego wynikające z art. 685(1) k.c.

known on the Commencement Date and the index known on January 1st 2015.

Considering the above specified indexation, the Parties hereby agree to exclude the Lessor’s right upon Art. 685(1) of the civil code.

7.	ARTYKUŁ 7 OPŁATY EKSPLOATACYJNE		7.	ARTICLE 7 SERVICE CHARGES

7.1	Najemca nieodwołalnie zobowiązuje się zapłacić Wynajmującemu, oprócz Czynszu i Opłat Dodatkowych, Opłaty Eksploatacyjne, stanowiące równowartość łącznego Udziału Najemcy w rzeczywistych wydatkach ponoszonych przez Wynajmującego związanych z lub odnoszących się do koniecznej i rozsądnej konserwacji, obsługi, naprawy, sprzątania, odśnieżania Nieruchomości i innych usług związanych z zarządzaniem Nieruchomością, z uwzględnieniem zasad prawidłowego zarządzania, z wyłaczeniem wydatków i kosztów, których lista zostąła załączona do Umowy jako Załącznik nr 17, w szczególności Najemca zobowiązuje się pokryć wydatki na:		7.1	The Lessee irrevocably undertakes to pay to the Lessor in addition to the Rent and Additional Fees, the Service Charges, being the equivalent to the total of Lessee’s Share of the actual expenses incurred by the Lessor in connection with or relating to necessary and reasonable maintenance, service, cleaning, snow removal at the Real Estate related to proper administration of the Real Estate, taking into account the principles of good Real Estate management, except from the costs and expenditures the list of which has been attached as an Appendix 17 to the Agreement, the Lessee undertakes to pay in particularly for the items below:

	(a)	ogólne utrzymanie i bieżące naprawy Budynku i parkingu, wszelkich ścian nośnych, ścian działowych na Powierzchniach Wspólnych, fundamentów, dachu, elewacji, Systemów Budynku i innych dostarczających media do Budynku lub należących do Budynku lub używanych wspólnie przez Budynek;		(a)	general maintenance and day-to-day repair, of the Building and car park, all main walls, partition walls on the Common Areas, the foundations, roof, exterior, the Building Systems and other service media to the Building or used in common by the Building;

	(b)	personel zajmujący się utrzymaniem i naprawami, w tym koszt pomieszczeń i urządzeń wykorzystywanych przez personel. Koszt będzie skalkulowany w rozsądny sposób, aby zapewnić właściwe zarządzanie Nieruchomością;		(b)	maintenance staff, including staff facilities. The costs shall be calculated at a reasonable level in order to secure the proper management of the Real Estate;

Hogan Lovells

(c)	zużycie energii w związku z Powierzchniami Wspólnymi;	(c)	consumption of power energy for Common Areas;

(d)	zużycie innych mediów w związku z Powierzchniami Wspólnymi;	(d)	consumption of other media for Common Areas;

(e)	usługi zabezpieczenia przeciwpożarowego oraz ochrony Budynku;	(e)	fire safety and guard service of the Building;

(f)	koszty i wydatki związane z prowadzeniem recepcji;	(f)	the costs and expenses connected with conducting the reception;

(g)	koszty usług pocztowych w Budynku, jeśli będą świadczone;	(g)	costs of mail services in the Building if provided;

(h)	sprzątanie, utrzymanie i naprawy w zakresie Powierzchni Wspólnych;	(h)	cleaning, maintenance and repair of the Common Areas;

(i)	koszty ubezpieczenia Budynku, oraz ubezpieczenia odpowiedzialności cywilnej Wynajmującego;	(i)	insurance costs of the Building and civil liability of the Lessor;

(j)	koszty utrzymania, koniecznych i rozsądnych napraw, elementów Budynku, wynikłe z tytułu zapewnienia ich zgodności z obowiązującymi przepisami w Okresie Najmu;	(j)	any and all expenses of maintenance, necessary and reasonable repairs, of the Building elements accruing from the compliance with governmental requirements within the Lease Period ;

(k)	odśnieżanie;	(k)	snow removal;

(l)	wywóz nieczystości;	(l)	waste disposal;

(m)	wszelkie podatki i opłaty i jakiekolwiek ich zmiany lub nowe podatki związane z Gruntem, Budynkiem, Przedmiotem Najmu, w tym podatek od nieruchomości;	(m)	any taxes and charges and any amendments or new taxes related to the Land, Building or Subject of Lease; including and the real estate tax;

(n)	zwalczanie szkodników;	(n)	pest control;

(o)	inne usługi związane z Gruntem i Budynkiem, jakie Wynajmujący uzna za konieczne i rozsądne	(o)	such other services relating to the Land and the Building as the Lessor shall deem necessary and reasonable

Hogan Lovells

	uwzględniając zasady prawidłowego zarządzania Nieruchomością.		taking account the principles of good Real Estate management.

7.2	Najemca zapłaci w każdym miesiącu na poczet Opłat Eksploatacyjnych zaliczkę tj. kwotę oszacowaną za pierwszy rok kalendarzowy Okresu Najmu lub część roku kalendarzowego w wysokości 14 (czternaście) PLN za 1m2 powierzchni Lokalu z uwzględnieniem Współczynnika Powierzchni Wspólnej. Kwota zaliczki, ustalona na Okres Najmu, będzie podlegała waloryzacji o wskaźnik cen towarów i usług konsumpcyjnych podany przez GUS za poprzedni rok kalendarzowy. Pierwsza waloryzacja będzie miała miejsce w dniu 1 kwietnia 2015 a kolejne 1 kwietnia każdego kolejnego roku kalendarzowego Okresu Najmu. Opłaty Eksploatacyjne będą uiszczane przez Najemcę miesięcznie, z góry, do 10-go dnia każdego miesiąca kalendarzowego, na rachunek bankowy wskazany w Umowie lub wskazany w pisemnym zawiadomieniu od Wynajmującego do Najemcy (w tym, dla uniknięcia wątpliwości, w przypadku pierwszego miesiąca lub części miesiąca, za który płatność Opłat Eksploatacyjnych jest należna). Wynajmujący wystawi Najemcy fakturę VAT pierwszego dnia każdego miesiąca kalendarzowego oraz dostarczy ją Najemcy nie później niż trzeciego dnia każdego miesiąca kalendarzowego.	7.2	The Lessee shall pay an advance payment each month on account of the Service Charges, i.e. an amount estimated for the first calendar year, or portion thereof, of the Lease Period at PLN 14 (fourteen) per square meter of the Premises monthly, where the Add- on factor is calculated. The amount of the advanced payment settled for the Lease Period will be subject to indexation by the factor on prices of consumption goods and services announced by GUS for the previous calendar year. First indexation will take place on 1st April 2015 and subsequent indexation will take place each 1st of April on the following years of the Lease Period. The Lessee shall pay Service Charges upfront by the 10th of each calendar month to the bank account indicated in the Agreement or indicated in a written notification from the Lessor to the Lessee (in order to avoid doubt, in the case of the first month or part of month for which payment of Additional Fees is due). The Lessor shall issue the Lessee a VAT invoice on the first day of each calendar month and deliver it to the Lessee no later than by the third day of each calendar month.

7.3	Opłaty Eksploatacyjne podlegają Rozliczeniu raz w roku do dnia 31 marca, odpowiednio za poprzedni rok kalendarzowy Okresu Najmu albo za proporcjonalną część poprzedniego roku kalendarzowego Okresu Najmu jeżeli Data Rozpoczęcia będzie przypadać na inny dzień niż pierwszy dzień roku kalendarzowego. W przypadku gdy Data Wygaśnięcia przypadnie w terminie innym niż ostatni dzień roku kalendarzowego Rozliczenie nastąpi w terminie do trzech miesięcy od Daty Wygaśnięcia	7.3	The Service Charge is subject to Settlement once per calendar year of the Lease Period by 31st March, for the previous calendar year or for appropriate part of the previous calendar year of the Lease Period in case the Commencement Date is other then the 1st day of the calendar year. If the Expiration Date falls on a date other than the last day of the calendar year, the Settlement will be made by the three months time limit from the Expiration Date for the proportional part of the calendar year of the Lease

Hogan Lovells

	za proporcjonalną część roku kalendarzowego Okresu Najmu lub w innym uzgodnionym między stronami terminie. W ramach Rozliczenia jakakolwiek różnica pomiędzy zaliczkami na Opłaty Eksploatacyjne a rzeczywistymi Opłatami Eksploatacyjnymi (a) w przypadku zapłaty zaliczki w niższej wysokości – różnica obciąży Najemcę i będzie płatna przez Najemcę w terminie 30 (trzydziestu) dni od wystawienia faktury VAT przez Wynajmującego, z zastrzeżeniem, że termin płatności nie przypadnie przed upływem czasu, w którym Najemca miał prawo do skontrolowania Opłat Eksploatacyjnych zgodnie z zapisem pkt. 7.4 niżej, (b) w przypadku zapłaty zaliczek w kwocie przewyższającej rzeczywiste Opłaty Eksploatacyjne–różnica zostanie zarachowana przez Wynajmującego na poczet należnych płatności z tytułu Opłat Eksploatacyjnych za kolejne okresy płatności. Pierwsze Rozliczenie nastąpi w terminie trzech (3) miesięcy od początku roku kalendarzowego następującego po Dacie Rozpoczęcia.

Period or by the other time limit which the Parties shall agree. Any difference in the Settlement between the advance payments towards Service Charges and the actual Service Charges will (a) in the event the advance payments are in lower value- the difference will be recharged to the Lessee and payable within 30 (thirty) days of issuance of the Lessor’s VAT invoice therefore, provided that the term for payment shall take place after the lapse of time during which the Lessee could inspect the Service Charges, according to point 7.4 below; (b) in the event of an overpayment the difference will be set off by the Lessee against any future due payments on account of the Service Charges. . The first annual Settlement shall be made within three (3) months of the beginning of the calendar year following the Commencement Date.

7.4	Najemca i jego doradcy mają prawo do skontrolowania Opłat Eksploatacyjnych w terminie czternastu (14) dni od dokonania Rozliczenia, w uzgodnionym z Wynajmującym miejscu i czasie, przy czym czas przyznany Najemcy do kontroli ww. Opłat nie będzie krótszy niż 3 dni.	7.4	The Lessee and its advisers have the right to inspect the Service Charges accounts within 14 days of issue of the Settlement at an agreed place and time between the Lessor and the Lessee, the Lessee will have the right to control the above Charges for the period not shorter than 3 days.

	Wynajmujący zapewni Najemcy pełne wyjaśnienie kosztów i wydatków zaliczonych do Opłat Eksploatacyjnych.		The Lessor shall provide the Lessee with full and comprehensive explanations as to any costs or expenses which have been transformed to the Service Charges.

	Postanowienia o zakresie Opłat Eksploatacyjnych nie uchybiają innym postanowieniom Umowy, a w szczególności artykułowi 9.4 Umowy.		The provisions of the Agreement related to the scope of the Service Charges shall not influence the other provisions of the Agreement, referring to the article 9.4.

Hogan Lovells

8.	ARTYKUŁ 8 OBOWIĄZKI NAJEMCY	8.	ARTICLE 8 OBLIGATIONS OF THE LESSEE

8.1	Umowne Korzystanie	8.1	Contractual Use

	(a)

Najemca wykorzystywał będzie Przedmiot Najmu jedynie w celu Umownego Korzystania, z zachowaniem postanowień Umowy w tym zakresie.

Jakakolwiek zmiana w sposobie Umownego Korzystania z Przedmiotu Najmu, wymaga uprzedniego pisemnego pozwolenia ze strony Wynajmującego, które nie będzie bezzasadnie wstrzymywane. W przypadku, gdy Najemca zmieni sposób Umownego Korzystania bez uzyskania wcześniejszej pisemnej zgody Wynajmującego lub w przypadku odmowy udzielenia takiej zgody przez Wynajmującego, Najemca zobowiązuje się przywrócić Umowne Korzystanie. W odmiennym przypadku, Wynajmujący ma prawo do wypowiedzenia Umowy na zasadach określonych w art. 15.1

Jednocześnie Najemca jest zobowiązany do poinformowania Wynajmującego o zasadniczej zmianie profilu prowadzonej przez Najemcę działalności gospodarczej.

			(a)	the Lessee shall use the Subject of Lease solely in accordance with the Contractual Use. Any change in the Contractual Use of the Subject of Lease requires prior written consent of the Lessor, which shall not be unreasonably withheld. In case the Lessee changes the Contractual Use without the above mentioned written consent of the Lessor or in case the Lessor refused to issue such consent, the Lessee undertakes to carry on the Contractual Use as were provided so far. Otherwise, the Lessor is authorised to terminate this Agreement upon Art. 15.1. The Lessee is obliged to inform the Lessor about the change in the Lessees core business activity.

	(b) Najemca będzie miał stały dostęp do Lokalu i Miejsc Parkingowych przez całą dobę, siedem dni w tygodniu, przez cały Okres Najmu. W Dniu Przekazania Wynajmujący dostarczy Najemcy 200 kart dostępu do Lokalu oraz klucze do Lokalu, nie obciążając Najemcy żadnymi kosztami z tego tytułu.		(b)	The Lessee shall have permanent access to the Premises and the Car Parking Spaces 24 hours, seven days a week, during the whole Lease Period. On Delivery Date the Lessor shall provide the Lessee with 200 access cards to the Subject of the Lease/Premises and the keys to the Premises and the Lessee shall not bear any costs in this respect.

Hogan Lovells

8.2	Płatność Czynszu i Opłat Eksploatacyjnych	8.2	To Pay Rent and Service Charges

	Poczynając od Daty Rozpoczęcia, Najemca płacił będzie Czynsz, Opłaty Eksploatacyjne oraz Opłaty Dodatkowe w terminach i w sposób określony odpowiednio w art. 6 i 7 Umowy.		Starting from the Commencement Date, the Lessee shall pay the Rent, the Service Charges and the Additional Fees on the dates and in the manner specified in Article 6 and Article 7 of the Agreement respectively.

8.3	Zakaz powodowania uciążliwości	8.3	No nuisance

	Najemca nie będzie powodował ani tolerował powodowania szkód w Przedmiocie Najmu ani nadmiernych uciążliwości i jakichkolwiek innych działań mogących przeszkadzać i zakłócać spokojne posiadanie innego najemcy w Budynku lub mogących zakłócać spokojne korzystanie jakiejkolwiek osoby znajdującej się w granicach Budynku.		Not to commit or suffer to be committed any waste upon the Subject of Lease or any excessive nuisance or other act or thing which may disturb the quiet enjoyment of any other lessee in the Building or which may disturb the quiet enjoyment of any person within the boundaries of the Building.

8.4	Zgodność z wymogami	8.4	Compliance with all requirements

	Najemca przyjmuje do wiadomości i to akceptuje, że Przedmiot Najmu jest obecnie przeznaczony na cele zgodne z Umownym Korzystaniem oraz bierze na siebie ryzyko braku możliwości zmiany Umownego Korzystania, a także na swój własny koszt, jest obowiązany pozostawać w zgodności z odpowiednimi przepisami oraz zgodnymi z prawem wymaganiami odpowiednich władz, jak również wykonać wszelkie prace i dokonać wszelkich czynności (lub powstrzymać się od ich dokonania), jakich wymaga obowiązujące prawo, regulacje lub inny zgodny z prawem wymóg postawiony przez administrację rządową, sąd lub władze samorządu lokalnego w związku z działalnością gospodarczą prowadzoną przez Najemcę.		The Lessee acknowledges and consents that the Subject of Lease is at present designated for purposes stipulated in the Contractual Use, and it incurs a risk of not having changed the Contractual Use as well as shall comply at its own expense with all relevant laws, and all lawful requirements of all competent authorities, as well as to execute all works and to do (or refrain from doing) all such acts as may be required by or under any current law, regulation or other requirement lawfully imposed by a state government, court, local authority in relation to the scope of the business activity carrying by the Lessee.

	Najemca nie wykona Zmian oraz nie przystąpi do użytkowania Przedmiotu Najmu po wykonaniu Zmian bez uprzedniego pisemnego zatwierdzenia Wynajmującego oraz uzyskania wszelkich niezbędnych zgód, zezwoleń, decyzji administracyjnych, itp., które zostaną uzyskane na ryzyko i koszt Najemcy. Najemca nie dokona		The Lessee will not carry out any Alterations, and will not commence occupying the Subject of Lease after the Alternations are completed, without a prior Lessor’s written approval, and without obtaining necessary consents, permissions, administrative decisions, etc. which shall be obtained at the Lessee’s risk and cost. The Lessee

Hogan Lovells

	jakichkolwiek czynności, które mogłyby spowodować powstanie po stronie Wynajmującego zobowiązania do zapłaty jakichkolwiek kar, odszkodowań, kosztów lub innych wydatków. W przypadku powstania zobowiązania Wynajmującego do zapłaty jakichkolwiek kar, odszkodowań, kosztów lub innych wydatków, spowodowanego przez Najemcę lub Klientów Najemcy, Najemca zwróci Wynajmującemu na pierwsze źądanie udokumentowane koszty oraz naprawi szkody poniesione przez Wynajmującego wskutek takiej straty.		does not fail do anything, which may cause the Lessor to become liable for any penalties, damages, or other costs or expenses. Should the Lessor become liable for any penalties, damages, other costs or expenses caused by the Lessee or by the Lessee’s Customers, the Lessee shall reimburse the Lessor on first demand all documented costs or damages incurred by the Lessor as a result of such loss.

8.5	Sprzątanie i naprawy	8.5	Cleaning and repair

	Najemca zobowiązuje się do utrzymania Przedmiotu Najmu i niezwłocznego dokonywania drobnych napraw, co oznacza naprawy Przedmiotu Najmu, nie mające charakteru napraw konstrukcji Budynku, do których wykonania zobowiązany jest Wynajmujący, w szczególności w zakresie określonym w art. 681 polskiego kodeksu cywilnego na swój wyłączny koszt oraz elementów jego wykończeń, wyposażenia, sprzętów należących do Wynajmującego (z wyłączeniem Systemów Budynku znajdujących się w Przedmiocie Najmu) tak, aby pozostawały w dobrym stanie i pełnej sprawności technicznej. Co najmniej raz na kwartał, chyba że estetyka Budynku będzie wymagać częstszego mycia, Najemca na swój wyłączny koszt będzie czyścił wszystkie wewnętrzne powierzchnie okien, ościeżnic, i inne szklane powierzchnie w Lokalu. Ponadto, w każdym czasie, Najemca będzie utrzymywał Przedmiot Najmu w należytym porządku i czystości i nigdy nie będzie składował w Przedmiocie Najmu odpadów. Jakiekolwiek odpady będą niezwłocznie usuwane z Przedmiotu Najmu i pozostawiane w miejscach wyznaczonych przez Wynajmującego dla celów usuwania odpadów. W przypadku braku wykonania		The Lessee undertakes to maintain and immediately accomplish the minor repairs of the Subject of Lease, which means other repairs then structural ones in relation to the Building for which the Lessor is liable, in particular within the scope of the art. 681 of the Polish civil Code, and all its fixtures, fittings, furniture and equipment belonging to the Lessor (excluding any Building Systems within the Subject of Lease) in good condition and full working order at the sole cost of the Lessee. At least once per quarter, unless such cleaning shall be done earlier due to the esthetical aspects, the Lessee shall at his own expense clean all internal surfaces of windows, window frames and other glass surfaces at the Premises. Also, the Lessee shall at all times maintain the Subject of Lease in proper order and cleanliness and never store waste at the Subject of Lease. Any waste shall be immediately removed from the Subject of Lease and left at areas designated by the Lessor for purposes of waste removal. In the event of failure to carry out any of the above obligations on the part of the Lessee, the Lessor shall call on the Lessee to fulfil such obligation by setting him an additional deadline no shorter than 7 (seven) days and, in the event of ineffective passage of such deadline,

Hogan Lovells

któregokolwiek z powyższych obowiązków przez Najemcę, Wynajmujący wezwie Najemcę do wykonania tego obowiązku wyznaczając mu dodatkowy termin, nie dłuższy jednak niż 7 (siedem) dni, a w przypadku bezskutecznego upływu tego terminu, Wynajmujący będzie uprawniony do wykonania tych prac na koszt i ryzyko Najemcy.

Najemca niezwłocznie powiadomi Wynajmującego o konieczności dokonania wymiany szklanych powierzchni w Przedmiocie Najmu, o których mowa powyżej, jeśli zostaną one uszkodzone lub konieczności dokonania napraw konstrukcji Budynku lub Systemów Budynku, a w przypadku zwłoki w zawiadomieniu Wynajmującego o konieczności wykonania takich prac, Najemca poniesie wszelką odpowiedzialność wynikającą z takiej zwłoki.

be entitled to carry out such work at the expense and risk of the Lessee.

The Lessee shall immediately inform the Lessor of the need to replace glass surfaces in the Subject of Lease as referred above if they are damaged or if the need arises to carry out other repairs the structure of the Building or the Building System. In the event of qualified delay in notifying the Lessor of the need for such work, the Lessee shall bear all liability arising of such qualified delay.

8.6	Zakaz dokonywania Zmian		8.6	Prohibition to effect Alterations

	(a)	Najemca, w żadnym czasie, za wyjątkiem przypadków przewidzianych w poniższych punktach niniejszego artykułu, nie będzie dokonywał (lub zezwalał komukolwiek na dokonanie) jakichkolwiek Zmian w Przedmiocie Najmu, albo też w inny sposób zmieniał istniejącego zewnętrznego wyglądu Przedmiotu Najmu lub Systemów Budynku, bez uzyskania uprzedniej pisemnej zgody Wynajmującego, której ten ostatni bezzasadnie nie wstrzyma. W przypadku jakiegokolwiek naruszenia powyższego postanowienia, Najemca, po otrzymaniu pisemnego wezwania ze strony Wynajmującego do przywrócenia stanu pierwotnego, przywróci Przedmiot Najmu do stanu sprzed dokonania przedmiotowego naruszenia i		(a)	The Lessee shall not at any time, except as provided in the below subsections of this Article, erect or make (or allow anyone else to do so) any Alterations to the Subject of Lease, or otherwise change the existing external appearance of the Subject of Lease or the Building Systems without the prior written consent of the Lessor which shall not be unreasonably withheld. In the event of any breach of the above provision, the Lessee shall immediately upon the receipt of a written notice from the Lessor requiring it to do so, reinstate the Subject of Lease to their condition before the said breach and pay the costs of repair or replacement of any elements of the Building, including any Building Systems, which has been damaged as a result of Lessee’s introduction of any

Hogan Lovells

	poniesie uzasadnione i udokumentowane koszty naprawy lub wymiany jakichkolwiek elementów Budynku, w tym Systemów Budynku, które uległy uszkodzeniu w wyniku wprowadzenia przez Najemcę jakiejkolwiek Zmiany. Najemca poniesie ponadto wszelkie uzasadnione i udokumentowane koszty związane z przywróceniem stanu Przedmiotu Najmu sprzed naruszenia, włączając zapłatę wszelkich kar administracyjnych wymierzonych z tytułu dokonania takich Zmian. .		Alteration. The Lessee shall also bear all costs connected with the reinstatement of the Subject of Lease to its condition before the said breach, including the payment of any administrative penalties for performance of such Alterations.

(b)	Przed dokonaniem jakichkolwiek Zmian, Najemca, na swój wyłączny koszt, przedłoży Wynajmującemu w celu pisemnego zatwierdzenia także drogą elektroniczną, szczegółowe plany, specyfikacje oraz polisę ubezpieczeniową obejmującą ochronę ubezpieczeniową na prowadzone prace, chyba że ryzyka te zostały włączone i objęte polisą OC Najemcy oraz mienie w Lokalu i Nieruchomości. Wynajmujący nie odmówi bezzasadnie zatwierdzenia powyższych dokumentów. W przypadku, gdy takie Zmiany wymagają zgłoszenia lub uzyskania zgody jakiegokolwiek organu administracyjnego, przedmiotowe plany i specyfikacje przygotuje i poświadczy uprawniony architekt lub inżynier budowlany i będą one zgodne z wszelkimi wymogami prawa w stopniu koniecznym dla dokonania zgłoszenia lub uzyskania zgody. W przypadku, gdy Zmian dokonuje Najemca, powinny	(b)	Prior to making any Alterations, the Lessee shall at its own cost submit to the Lessor, also via electronic post, for the Lessor’s written approval, detailed plans, specifications and insurance policy that covers the planned works and assets in the Service Premises and in the Building, unless the aforementioned risks have been included and covered by the insurance policy of the Lessee against its civil liability (OC). The Lessor’s approval of the above mentioned documents shall not be unreasonably refused. If such Alterations require a filing with or the consent of any governmental authority, then such plans and specifications shall be prepared and certified by an authorized architect or civil engineer and comply with all legal requirements to the extent necessary for such governmental filing or consent. If the Alterations are performed by the Lessee, they shall be done in a good and workmanlike manner using new materials of the quality that complies with the Building

Hogan Lovells

	one zostać wykonane we właściwy sposób, starannie, zgodnie z zasadami sztuki, z wykorzystaniem nowych materiałów jakości odpowiadającej standardowi Budynku, zgodnie ze wszystkimi wymogami prawa, standardami oraz zgodnie z planami i specyfikacjami oraz przy pomocy wykonawców uprzednio zatwierdzonych i nadzorowanych przez Wynajmującego, przy czym wykonawcy będą podlegali ubezpieczeniu od odpowiedzialności cywilnej zgodnie z obowiązującymi w tym zakresie przepisami, a także Najemca będzie odpowiedzialny za ich zachowanie tak, jak za własne naruszenie, w porozumieniu i koordynacji z personelem technicznym Wynajmującego. Najemca uzyska na własne ryzyko i koszt wszelkie zatwierdzenia, zgody i pozwolenia od jakiegokolwiek właściwego organu administracji publicznej przed, podczas i po ukończeniu takich Zmian, a przed przystąpieniem do użytkowania Przedmiotu Najmu po dokonaniu Zmian. Jeśli udział Wynajmującego w uzyskiwaniu zatwierdzeń lub zgód będzie konieczny, Wynajmujący będzie współdziałał z Najemcą.		standards, in compliance with all legal requirements, standards and in accordance with the plans and specifications, and contractors previously approved and supervised by the Lessor, whereby contractors will fall under the civil liability insurance required upon the relevant law provisions and the Lessee shall be liable for their actions as if they were his own violation, in coordination with the technical staff of the Lessor. The Lessee shall at its risk and expense obtain all approvals, consents and permits from every relevant administrative body prior to, during and upon completion of such Alterations, and before the commencement of occupying the Subject of Lease after the Alterations have been carried out. If such participation will be necessary, the Lessor will assist the Lessee in obtaining these approvals or permits, provided that it has before approved all prior stages.

(c)	Wynajmujący nie wstrzyma i nie opóźni bezzasadnie zatwierdzenia wykonawców proponowanych przez Najemcę do przeprowadzenia Zmian Najemcy, pod warunkiem, że w przypadku branży instalacyjnej, elektrycznej, sanitarnej, i przeciwpożarowej, Najemca dokona wyboru wykonawców oraz podwykonawców spośród podmiotów zamieszczonych w	(c)	In the case of mechanical, electrical, plumbing and fire safety trades, the Lessor shall recommend the Lessee its contractors and sub-contractors from the Lessor’s list of approved contractors which shall be issued by the Lessor from time to time. Upon the prior Lessor’s approval, which shall not be unreasonably withheld, the

Hogan Lovells

	wykazie zatwierdzonych wykonawców Wynajmującego, który to wykaz Wynajmujący będzie okresowo wydawał. Za zgodą Wynajmującego Najemca ma prawo wybrać innych niż wskazanych przez Wynajmującego podwykonawców z branży instalacyjnej, elektrycznej, sanitarnej i przeciwpożarowej. W przypadku, gdy Najemca nie wybierze swych wykonawców i podwykonawców z wykazu wspomnianego wyżej, poniesie on pełną odpowiedzialność odszkodowawczą za szkody przez nich spowodowane i zwróci Wynajmującemu wszelkie uzasadnione i udokumentowane koszty poniesione przez Wynajmującego z tego tytułu. Celem zaspokojenia roszczeń Wynajmującego, Wynajmujący będzie uprawniony do skorzystania Gwarancji Bankowej.		Lessee may choose other contractors of the mechanical, electrical, plumbing and fire safety trades. If the Lessee does not select its contractors and sub – contractors from the list mentioned above, it shall assume all liability for damages caused by them and it shall reimburse the Lessor all costs borne by it. In order to discharge claims of the Lessor, the Lessor may use the Bank Guarantee.

(d)	Bez uszczerbku dla postanowień niniejszego artykułu, Najemca ma prawo do wykonania drobnych, nienaruszających konstrukcji oraz instalacji Budynku zmian w Lokalu po uprzednim powiadomieniu Wynajmującego, lecz bez konieczności uzyskiwania jego zgody, pod warunkiem, że rozsądnie oszacowana wartość każdej z takich Nieistotnych Zmian nie przekracza 5 000 zł (pięć tysięcy złotych) w każdym pojedynczym przypadku, nie będą wymagać przygotowania projektu budowlanego lub branżowego. Zmiany takie zostaną wykonane zgodnie z obowiązującymi przepisami i pozostałymi przepisami Umowy.	(d)	Without prejudice to the foregoing provisions of this Article, the Lessee shall be permitted to make minor, non-structural (not affecting the construction and installations of the Building) alterations to the Premises upon prior notice to the Lessor, but without the necessity of procuring the Lessor’s consent thereto, provided that the reasonably estimated value of each such Minor Alteration does not exceed (5 000 (five thousand zlotys) in any one instance and shall not require any building or discipline design. The Alterations shall be executed in accordance with the binding regulations and the other regulations of this Agreement.

Hogan Lovells

(e)	Wszystkie Zmiany w Lokalu dokonane przez Najemcę lub w jego imieniu podczas Okresu Najmu, stają się, w skutek zakończenia obowiązywania Umowy z jakiejkolwiek przyczyny, własnością Wynajmującego z wyjątkiem sytuacji, gdy Najemca zdecyduje usunąć i zabrać z Lokalu Zmianę, o czym poinformuje Wynajmującego na piśmie. Artykuł 10.1 stosuje się.	(e)	All Alterations in and to the Premises which are made by or on behalf of the Lessee, during the Lease Period shall become upon any termination of the Agreement, the property of the Lessor except if the Alterations is decided to be removed and taken from the Premises .by the Lessee, that shall be notified the Lessor in writing. Article 10.1 shall be applied.

(f)	Wynajmujący i Najemca niniejszym uzgadniają i potwierdzają, że wartość jakichkolwiek Zmian dokonanych przez Najemcę (lub w jego imieniu) zgodnie z postanowieniami Umowy które, dla celów Umowy uważane będą za usprawnienia techniczne) będzie podlegać amortyzacji u Najemcy zaś Wynajmujący niniejszym zapewnia, że nie podniesie wartości początkowej swego majątku rzeczowego o kwotę kosztów związanych z pracami Najemcy wykonanymi przy Zmianach (usprawnieniach technicznych).	(f)	The Lessor and the Lessee hereby agree and acknowledge that the value of any Alterations made by the Lessee (or on its behalf) hereunder (which, for the purposes of the Agreement, shall be recognized as technical improvements) shall, be depreciated by the Lessee and the Lessor hereby warrants that it shall not increase the input price of the Lessor’s own tangible assets by the amount of the costs related of the Lessee’s works on Alterations (technical improvements).

(g)	Jakiekolwiek Zmiany i prace niezbędne lub dozwolone na podstawie Umowy powinny być wykonywane w taki sposób, aby nie powodować nadmiernych drgań, hałasu lub nieprzyjemnych woni, które mogą być nadmiernie uciążliwe dla innych najemców użytkujących przyległe lub sąsiednie lokale, lub też jakiejkolwiek osoby przebywającej w Budynku lub gościa Budynku, przy czym prace te, w przypadku ich uciążliwości, należy prowadzić poza godzinami pracy. Godziny pracy określone są w Regulaminie Budynku załączonym do Umowy.	(g)	Any Alterations and works required or permitted hereunder shall be performed in such a manner so as not to create any unreasonable noise, vibration, or odour that disturbs any of the other Lessees occupying adjacent or neighbouring premises or any other occupant or guest of the Building, and in case they are excessive disturbing or disrupting occupancy of the Building of other lessees, shall be carried out during non-business hours that are provided in the Building Regulations attached to this Agreement.

Hogan Lovells

8.7	Przestrzeganie przepisów porzadkowych	8.7	Observance of regulations

	Najemca nieodwolalnie zobowiązuje się do przestrzegania wszelkich przepisów porządkowych Budynku (Zalącznik nr 10 do Umowy), jak również innych przepisów porządkowych wydawanych w zależności od okoliczności przez Wynajmującego, oraz do zapewnienia przestrzegania przepisów porządkowych Budynku przez wszystkich pracowników, przedstawicieli oraz Klientów Najemcy pod warunkiem, że takie przepisy porządkowe sporządzono lub przygotowano w celu sprzyjania wlaściwemu zarządzaniu, utrzymaniu i zapewnieniu czystości Budynku i nie są sprzeczne z Umową.		The Lessee irrevocably undertakes to observe all regulations for the Building (Appendix 10 to the Agreement), as well as other regulations issued by the Lessor, from time to time, and to ensure that the regulations for the Building are observed by all employees, agents and Customers of the Lessee, provided that such regulations are made or designed to promote the proper management, maintenance or cleanliness of the Building that are not in contrary to this Agreement.

8.8	Wlasciwe wykorzystywanie Lokalu	8.8	Proper use of Premises

	Najemca zobowiazuje się nie wnosić oraz nie zezwalać osobom, za które zgodnie z Umową ponosi odpowiedzialność (w tym Klientów) na wnoszenie do Budynku, jak również nie zezwalac na pozostawanie wniesionych do Budynku jakichkolwiek materialów niebezpiecznych, których posiadania zabrania prawo polskie lub przepisy samorządu lokalnego. Najemca naprawi Wynajmującemu szkodę wyniklą z bezpośrednich i pośrednich konsekwencji prawnych i finansowych jakiegokolwiek naruszenia tego postanowienia. W szczególności, jeśli Najemca naruszy przedmiotowe zobowiązanie, zwróci on Wynajmującemu wszelkie uzasadnione i udokumentowane koszty związane z takim naruszeniem. Zobowiązania zawarte w niniejszym akapicie obowiązują także po zakończeniu Umowy, podczas okresu, gdy Najemca zajmuje Przedmiot Najmu.		The Lessee undertakes not to bring or allow to be brought by persons the Lessee is responsible for, pursuant to the Agreement (including the Clients) into the Building (or to allow them to remain if they are found there) any hazardous materials, the possession and keeping of which is forbidden by Polish law or local government regulations. The Lessee will indemnify the Lessor against all direct and indirect legal and financial consequences of any breach of this provision. In particular, if the Lessee breaches its obligation, it will reimburse to the Lessor all reasonable and documented costs connected with such breach. The obligations contained in this paragraph shall survive the termination of this Agreement during a period when the Lessee occupies the Subject of Lease.

8.9	Ubezpieczenie	8.9	Insurance

8.9.1	Ogólny obowiazek	8.9.1	General duty

	Najemca zobowiązuje się posiadać ubezpieczoną swoją		The Lessee undertakes to be insured during the Lease Period and to keep in

Hogan Lovells

odpowiedzialność cywilną (deliktową i kontraktową) w Okresie Najmu oraz utrzymywać w mocy to ubezpieczenie na wlasny koszt (terminowo oplacając wszelkie skladki) w zakresie szkód na osobie lub mieniu wyrządzonych osobom trzecim, włączając Wynajmującego, w postaci śmierci, uszkodzeń ciala lub rozstroju zdrowia oraz szkód materialnych, zniszczenia, utraty rzeczy, w ramach normalnego związku przyczynowo-skutkowego.

force at its own expense (promptly paying all necessary premiums) civil liability (contractual and delicts) insurance for personal and material damage caused to third parties, including the Lessor, in the form of death, personal injuries or health disorder and damage, destruction, loss of things with their normal consequences.

Limit odpowiedzialności ubezpieczeniowej zakładu ubezpieczeń na jedno i wszystkie zdarzenia będzie wynosił nie mniej niż równowartość w złotych kwoty 1.000.000 EUR. Takie ubezpieczenie należy uzyskać w powszechnie uznanym towarzystwie ubezpieczeniowym o dobrej reputacji, zaakceptowanym przez Wynajmującego. Szczegółowo zakres ochrony ubezpieczeniowej Najemcy określony jest w treści Załącznika 7A. Polisa ubezpieczeniowa Najemcy zostanie załączona jako Załącznik 7 do Umowy.	The liability limit of the insurer for tortuous and contractual liability, for one and all occurrences shall amount to not less than the equivalent in PLN of EUR 1,000,000. Such insurance shall be obtained from a reputable insurance company acceptable to the Lessor. The scope of the Lessee’s insurance coverage is specified in Appendix 7A.The Lessee’s insurance policy shall be attached hereto as Appendix 7 to the Agreement.

Najemca zobowiązuje się posiadać ubezpieczenie majątkowe od wszelkiego ryzyka fizycznego uszkodzenia lub utraty mienia, nagłych i nieprzewiedzianych zdarzeń nie może uwzględniać wylączenia takich zdarzen jak. ogień, powódż, wybuch, kradzież (polisa all risks). Zawarte na kwote równą pelnej wartości odtworzeniowej mienia Najemcy. Polisa będzie uwzględniać zrzeczenie się roszczeń Najemcy wobec Wynajmującego z wyłączeniem szkody powstalej w wyniku działania Wynajmującego lub osób, za które ponosi odpowiedzialność.

The Lessee undertakes to possess the property insurance covering all risks of physical damage or loss of assets, prompt and unexpected occurrences that shall not exclude such occurrences as: fire, flood, explosion, theft (all risks policy). Concluded up to the amount equal of the full replacement value of constituents of the fittings). The policy shall provide the waiver of claims towards the Lessor, except from the damages caused by the Lessor or the persons he is responsible for.

Najemca przekaże Wynajmującemu wyżej wymienione polisy ubezpieczeniowe, dowód uiszczenia składek ubezpieczeniowych co najmniej na 14 (czternaście) dni przed Datą Przekazania. Jeśli Najemca nie przekaże Wynajmującemu wyżej	The Lessee shall provide the Lessor with the mentioned insurance policy, proof of premium payments and the Declaration at least 14 ( fourteen) days before the Delivery Date . If the Lessee does not provide the Lessor with mentioned documents within the specified time frame or the Lessor does not accept them due to justified

Hogan Lovells

	wymienionych dokumentów w zastrzeżonym do tego terminie lub Wynajmujący nie zaakceptuje ich z uzasadnionych przyczyn, Wynajmujący będzie uprawniony do wstrzymania się z przekazaniem Przedmiotu Najmu Najemcy do momentu przekazania wyżej wymienionych dokumentów Wynajmującemu. Niemniej jednak, brak przekazania wyżej wymienionych dokumentów w odpowiedniej treści i formie przez Najemcę, nie będzie miał jakiegokolwiek wpływu na Datę Rozpoczęcia i nie wyłącza obowiązku Najemcy do zapłaty Czynszu, Opłat Eksploatacyjnych oraz Dodatkowych Opłat wynikających z Umowy.		reasons, the Lessor shall be entitled to withhold the hand-over of the Subject of Lease to the Lessee until the mentioned documents are submitted to the Lessor. However, a failure to provide the mentioned documents by the Lessee shall not have any impact on the Delivery Date and the Commencement Date, and shall not exempt the Lessee from the obligation to pay the Rent, the Service Charges and the Additional fees due under the Agreement.

8.9.2	Postanowienia szczególne	8.9.2	Specific provisions

Najemca nie będzie wykonywał (i nie pozwoli na wykonywanie) lub przechowywał (i nie pozwoli na przechowywanie) czegokolwiek na terenie Nieruchomości, co mogłoby naruszyć warunki polis ubezpieczeniowych Wynajmującego, albo też uniemożliwić uzyskanie takich polis przez Wynajmującego od towarzystw ubezpieczeniowych akceptowanych przez Wynajmującego. W przypadku, gdy jakakolwiek czynność, zaniedbanie lub zaniechanie Najemcy może wywołać wzrost składki lub wymagać innej polisy ubezpieczeniowej obejmującej Nieruchomość, Najemca ma obowiązek podjęcia wszelkich czynności zapobiegających takiemu wzrostowi. Gdy Najemca takich czynności nie podejmie, Najemca zwróci Wynajmującemu na jego żądanie wszelkie kwoty wynikające z przedmiotowego wzrostu składki lub zmiany polisy.

Najemca zwróci Wynajmującemu wszelkie uzasadnione udokumentowane oraz poniesione przez Wynajmującego koszty, w tym zasądzone koszty sądowe i koszty zastępstwa procesowego, oraz zasądzone od Wynajmującego

The Lessee will not do (or allow to be done) or keep (or allow to be kept) anything on the Real Estate, which would violate the terms of Lessor’s hazard or liability insurances, or which might prevent the Lessor from obtaining such insurances from companies acceptable to the Lessor. If any action, omission or nonfeasance of the Lessee may cause the increase of the rate or other insurance on the Real Estate then the Lessee shall be obliged to undertake all actions required to prevent such increase. If these actions shall not be undertaken by the Lessee then the Lessee will reimburse the amount of any such increase to the Lessor upon the Lessor’s demand.

The Lessee shall return the Lessor all justified and incurred by the Lessor costs, , including the adjudged costs of court proceedings, costs of representation and the indemnity adjudged from the Lessor to the third party that arise out or in connection with third party claims for the damages caused by the actions and omissions undertaken in contrary to the provisions of this Agreement and relevant binding laws, by the Lessee, its employees and agents, provided that the Lessor notifies the Lessee immediately about

Hogan Lovells

	odszkodowanie, związane z dochodzeniem przez osobę trzecią odszkodowania za poniesioną przez tą osobę trzecią szkodę powstałą w wyniku niezgodnego z Umową lub odpowiednimi przepisami prawa, działaniami lub zaniechaniami Najemcy, jego pracowników i współpracowników, pod warunkiem, że Wynajmujący niezwłocznie powiadomi Najemcę o zgłoszonych roszczeniach i zapozna się z okolicznościami będącymi podstawą tych roszczeń, nie uzna roszczeń osoby trzeciej bez uprzedniego uzgodnienia z Najemcą, a w przypadku wszczęcia sporu sądowego przez osobę trzecią umożliwi Najemcy wstąpienie do procesu w charakterze interwenienta, o ile przedmiotowe koszty nie znajdują pokrycia w środkach z odszkodowania uzyskanych przez Wynajmującego z ubezpieczenia Najemcy.		the claims raised by the third party and informs the Lessee about the circumstances and the grounds for such claim. The Lessor undertakes not to accept the claim without prior settlement made with the Lessee. In case of court proceedings conducted due the third party claim, the Lessor shall enable the Lessee to join the proceedings as the accessory intervenor unless the above costs and expenses of the Lessor are covered by the indemnity proceeds received by the Lessor from the Lessee’s insurance..

8.10	Naprawy Budynku	8.10	Repairs of the Building

	Jakiekolwiek uszkodzenia Nieruchomości lub jakiejkolwiek jej części, elementów jego wykończenia, wyposażenia, elementów składowych, wywołane lub powstałe w wyniku jakiegokolwiek czynu, zaniechania, zaniedbania lub nieprawidłowego postępowania Najemcy albo jego pracowników, wykonawców, Klientów, odwiedzających, lub jakiegokolwiek uchybienia ze strony Najemcy, co do prawidłowego wykonywania obowiązków w ramach Umowy, zostaną usunięte przez Najemcę, na jego własny koszt chyba, że konieczne naprawy dotyczą konstrukcji Budynku lub jakiegokolwiek z Systemów Budynku. W takim wypadku napraw dokona Wynajmujący, zaś Najemca zwróci mu wszelkie udokumentowane koszty związane z takimi naprawami w terminie dwudziestu (20) dni roboczych od otrzymania faktury. W przypadku, gdy Najemca, w terminie dziesięciu (10) dni od otrzymania powiadomienia od Wynajmującego, co do konieczności		Any and all damage to the Real Estate or its part, or to its fixtures, appurtenances and equipment caused by or resulting from any act, omission, neglect or improper conduct of the Lessee or the Lessee’s employees, contractors, Customers or visitors or from any failure of the Lessee to perform any of its obligations under the Agreement, shall be repaired at the Lessee’s expense by the Lessee, unless any such required repairs are concerning the structure of the Building or affect any Building System, in which case such repairs shall be made by the Lessor and the Lessee shall reimburse the Lessor for any and all documented costs associated therewith upon the execution of these repairs and within twenty (20) business days after receipt of invoice. If the Lessee fails after ten (10) business days notice from the Lessor to proceed with due diligence to make and complete repairs required to be made by the Lessee, the same may be made by the Lessor at the risk and

Hogan Lovells

	wykonania z należytą starannością napraw, za które odpowiedzialny jest Najemca, takich napraw nie rozpocznie, naprawy te może wykonać Wynajmujący na ryzyko i koszt Najemcy, przy czym Najemca zwróci mu wszelkie udokumentowane i uzasadnione koszty związane z takimi naprawami po wykonaniu tychże i w terminie dwudziestu (20) dni od otrzymania faktury.		expense of the Lessee, and the documented and reasonable costs and expenses thereof incurred by the Lessor shall be paid by the Lessee to the Lessor upon the execution of these repairs and within twenty (20) days after the receipt of the invoice from the Lessor.

8.11	Dostęp Wynajmującego i prace	8.11	Lessor’s Access and works

Po wcześniejszym ustaleniu terminu przez Strony (za wyjątkiem wypadków nagłych, gdy powiadomienie nie jest wymagane, a dostęp jest możliwy w każdym czasie), Wynajmujący oraz jego przedstawiciel będą mieć zapewniony dostęp do Przedmiotu Najmu celem dokonania sprawdzenia zgodności z warunkami Umowy, dokonania niezbędnych napraw, prac i czyszczenia, z zastrzeżeniem, że w takim przypadku obecny będzie przedstawiciel Najemcy Najemca zobowiązuje się wskazać dogodny termin Wynajmującemu, który powinien przypaść nie póżniej niż w terminie 7 (siedmiu) dni roboczych od otrzymania przez Najemcę powiadomienia.

Gdyby Wynajmujący zamierzał sprzedać Grunt, Lokal lub Budynek, Wynajmujący będzie miał dostęp do Przedmiotu Najmu w czasie i w sposób określony wyżej, celem zaprezentowania Przedmiotu Najmu potencjalnemu nabywcy Gruntu, Lokalu lub Budynku.

Wszystkie powyższe kontrole nie mogą zakłócać normalnego użytkowania Lokalu przez Najemcę.

Wynajmujący ma prawo do wykonywania prac (konserwacji, napraw, etc.) w Budynku oraz, w razie potrzeby, w Lokalu, bez prawa Najemcy do zgłaszania jakichkolwiek roszczeń z tytułu, wykonania takich prac naprawczych, konserwacyjnych i innych przez Wynajmującego. Powyższe zrzeczenie się nie dotyczy

Upon prior Lessor’s notice the parties shall mutually set the date (except in the case of an emergency when no such notice shall be required and where access shall be permitted at any time) when the Lessor and its agents shall have reasonable access to the Subject of Lease for the purposes of performance of inspection for conformity with the terms of this Agreement, necessary repairs and works and cleaning provided that in such case the Lessee’s representative will be present. The Lessee undertakes to indicate the convenient date to the Lessor, which shall take place not later than within 7 (seven) business days from receipt the Lessor’s notice.

The Lessor shall have access to the Subject of Lease on terms and conditions as specified above, for purposes of showing the Premises to a prospective purchaser of the Land, Premises and/or Building should the Lessor intend to sell the Subject of Lease or the Building.

All the above mentioned inspections shall not disturb the normal use of the Premises by the Lessee.

The Lessor shall be entitled to execute works (maintenance, repairs, etc) in the Building and, if needed, in the Premises, without the Lessee being entitled to rise any claims regarding the above maintenance and repair and other works by the Lessor. The above

Hogan Lovells

roszczeń Najemcy dotyczących szkód powstałych w mieniu lub na osobach znajdujących się w Przedmiocie Najmu wskutek ww. prac.

Wynajmujący zobowiązuje się dołożyć starań aby prace, o których mowa wyżej, były wykonywane w Lokalu poza godzinami pracy Najemcy.

does not apply to the Lessee’s right to claim compensation for damages on person and assets in the Premises caused by the aforementioned works.

The Lessor undertakes to endeavour the works, specified above to be carried in the Premises beyond non - working hours of the Lessee.

8.12	Cesja, podnajem	8.12	Assignment, Subletting

Bez uprzedniego uzyskania pisemnej zgody Wynajmującego, Najemca nie przeniesie, nie sceduje, nie zmieni, nie obciąży lub w inny sposób nie rozporządzi jakimkolwiek ze swych praw lub zobowiązań dotyczących Umowy lub Przedmiotu Najmu, w szczególności nie podnajmie Przedmiotu Najmu, ani nie przekaże prawa używania Przedmiotu Najmu odpłatnie lub bez wynagrodzenia.

Najemca ma prawo do podnajmu Przedmiotu Najmu lub jego części podmiotom z Grupy, po wcześniejszym powiadomieniu na piśmie Wynajmującego a Wynajmujący wyraża zgodę na taki podnajem.

The Lessee shall not transfer, assign, change, encumber or otherwise dispose of any of its rights and/or obligations concerning the Agreement or the Subject of Lease and in particular not sub-let the Subject of Lease or transfer the use of the Subject of Lease for compensation or free of charge, without prior written approval of the Lessor.

The Lessee is entitled to sublease the Premises to the entities from his Group upon prior written notification to the Lessor, The Lessor hereby agrees for such sublease.

8.13	Ochrona Środowiska	8.13	Environment Protection

	Najemca przyjął do wiadomości, że Budynek został zarejestrowany w BRE celem uzyskania Świadectwa BREEAM for Europe 2009. Najemca niniejszym zobowiązuje się dołożyć wszelkich starań, aby korzystać z Przedmiotu Najmu zgodnie z postanowieniami Umowy i uwzględniając wymogi BRE określone w Załączniku nr 14.		The Lessee acknowledges that the Building has been already registered with BRE in order to receive the BREEAM Certificate for Europe Offices 2009. The Lessee hereby endeavours to use the Subject of Lease as provided hereunder, in accordance to the provisions of this Agreement and in compliance with the requirements of BRE as set forth in the Attachment no. 14.

8.14	Inne zobowiązania	8.14	Other Obligations

	Poza innymi zobowiązaniami Najemcy opisanymi w Umowie, Najemca zobowiązuje się do:		In addition to the other obligations of the Lessee set forth in the Agreement, the Lessee undertakes the following obligations:

	(a) Klucze i karty dostępu: nie zmieniać jakichkolwiek zamków do Nieruchomości lub Przedmiotu Najmu bez		(a) Keys and Access Cards: not to change any locks of the Real Estate or the Subject of Lease without prior written approval of the Lessor

Hogan Lovells

uprzedniego uzyskania pisemnej zgody Wynajmującego;

(b)	Anteny satelitarne/anteny naziemne: nie instalować żadnych własnych urządzeń na lub wokół Nieruchomości bez uprzedniego uzyskania pisemnej zgody Wynajmującego, taka zgoda nie będzie bezzasadnie wstrzymywana;	(b)	Satellite Dish/Antennas: not to install any own devices on or around the Real Estate or its part without the prior written consent of the Lessor, such consent not being unreasonably withheld;

(c)	Nieprzyiemne wonie i dżwięki: podejmować wszelkie niezbędne kroki konieczne do zapobieżenia rozpościeraniu się nieprzyjemnych woni i dżwięków poza fizyczne granice Przedmiotu Najmu wywołane przez Najemcę lub jego Klientów;	(c)	Odours and Sound Control: to take all reasonable steps necessary to prevent any odours and sounds from emanating beyond the physical area of the Subject of Lease caused by the Lessee or its Clients;

(d)	Limity obciążeń: nie mocować do ścian, sufitów lub jakiejkolwiek części Budynku elementów wykończenia lub wyposażenia mogących spowodować przekroczenie dopuszczalnego obciążenia danego elementu Budynku, nie umieszczać na żadnym stropie Budynku obciążeń przekraczających dopuszczalne obciążenie metra kwadratowego powierzchni, dozwolonego w dokumentacji projektowej Budynku;	(d)	Load Limitations: not attach to the walls, ceilings or any part of the Building fittings or equipment which may overload any given element of the Building, not place a load upon any floor of the Building exceeding the load per square meter permitted under the design documentation of the Building;

(e)	Ochrona i bezpieczeństwo pożarowe: dołożyć wszelkich starań, aby zapewnić ochronę i bezpieczeństwo pożarowe dla Lokalu i innych jego użytkowników oraz stosować się do jakichkolwiek przepisów ochrony i przepisów przeciwpożarowych wydanych przez Wynajmującego z zastrzeżeniem, że obowiązek zapewnienia ochrony przeciwpożarowej i bezpieczeństwa pożarowego Budynku spoczywa na Wynajmującym.	(e)	Security and Fire Safety: to use its best efforts to preserve the security and fire safety of the Premises and other occupants of the Building, and comply with any security and fire safety regulations issued by the Lessor, however the obligation to preserve the security and fire safety for the Building lies on the Lessor.

Hogan Lovells

8.15	Osoby posiadające klucze	8.15	Key Holders

	Najemca zapewni, aby w każdym czasie Wynajmujący (lub jego zarządzający przedstawiciele) posiadał pisemny wykaz adresów i numerów telefonów co najmniej dwóch osób posiadających klucze do Przedmiotu Najmu.		The Lessee shall ensure that at all times both the Lessor (or its managing agents) have written notice of the names addresses and telephone numbers of at least two key holders of the Subject of Lease.

8.16	Montaż tablic reklamowych i znaków	8.16	Installation of Advertisements Signage and Signs

	Wynajmujący umieści oznakowanie Najemcy w recepcji Budynku na parterze, na tablicy na zewnątrz Budynku oraz przy Lokalu zgodnie z jednolitą koncepcją graficzna przyjętą dla Budynku.		The Lessor shall place the Lessee’s sign at the Building’s reception, on the outdoor panel and at the entrance to the Premises, in accordance with the uniform graphical concept for the Building

	Koszt produkcji oraz instalacji tych oznakowań ponosi Wynajmujący.		Costs of manufacturing and installing any signs of Lessee should be incurred by the Lessor.

9.	ARTYKUŁ 9 ZOBOWIĄZANIA WYNAJMUJĄCEGO	9.	ARTICLE 9 OBLIGATIONS OF THE LESSOR

9.1	Zapewnienie spokojnego posiadania	9.1	Quiet enjoyment

	Wynajmujący zobowiązuje się nie dokonywać bezprawnego naruszenia posiadania Lokalu przez Najemcę i zapewnienia spokojnego posiadania.		The Lessor undertakes not to unlawfully interrupt the Lessee’s occupation of the Premises and will provide the quiet enjoyment.

9.2	Świadczenie usług	9.2	Provision of services

	Wynajmujący obsługuje i utrzymuje Budynek oraz świadczy Usługi w wysokim standardzie, który jest zwyczajowo oferowany na rynku dla budynków biurowych tej klasy, zgodne z dobrymi praktykami w odniesieniu do nieruchomości W szczególności, ponosi on odpowiedzialność za utrzymanie całości wyposażenia Budynku w sprawności technicznej i w zgodzie z obowiązującymi w danej chwili przepisami, przy czym do wyposażenia wlicza się m.in. Systemy Budynku, dżwigi, oraz instalacje parkingowe.		The Lessor shall operate and maintain the Building and provide the Services at high quality standards that are normally offered on the market for office buildings of this class and in compliance with good real estate practise. In particular, the Lessor shall be responsible for keeping all equipment in the Building in working order and in compliance with the regulations applicable from time to time, such equipment including but not being limited to: Building Systems, lifts, car park installations.

Hogan Lovells

9.3	Ubezpieczenie	9.3	Insurance

Wynajmujący zapewni ubezpieczenie Budynku, Lokalu w ich pełnej wartości odtworzeniowej na zwykłych warunkach handlowych i (o ile prawo to dopuszcza) rozdysponuje wszelkie przychody z tytułu jakiegokolwiek roszczenia obejmującego ubezpieczone zdarzenie (inne niż utrata czynszu) na odtworzenie, na ile to praktycznie możliwe, Budynku, oraz Lokalu.

Wynajmujący uzyska i odnowi polisę ubezpieczeniową od skutków pożaru, kradzieży i innych okoliczności losowych, jak również polisę ubezpieczeniową od odpowiedzialności cywilnej. Strony zgodnie ustalają, że koszty składek ubezpieczeniowych od ubezpieczenia Nieruchomości oraz odpowiedzialności cywilnej, o których mowa powyżej, obciążają Najemcę zgodnie z Udziałem Najemcy w ramach Opłat Eksploatacyjnych. Ani Najemca ani Wynajmujący nie ponoszą odpowiedzialności odszkodowawczej względem siebie z tytułu jakiejkolwiek utraty zysków, lub przewidywanego dochodu, utraty umów lub innych szczególnych lub pośrednich strat doznanych przez drugą Stronę. Powyższe ograniczenie odpowiedzialności nie dotyczy sytuacji opisanej w postanowieniu art. 11 Umowy.

The Lessor insurers the Building and the Premises in their full reinstatement value on normal commercial terms and (if it is lawful to do so) to expend all proceeds of any claim on such insurances (other than in respect of loss of rent) towards reinstatement, as far as practicable, of the Building and the Premises from their destroyed or damaged state. The Parties jointly agree that the cost of insurance premiums on insurance of the Real Estate and the civil liability insurance referred below encumber the Lessee in accordance with the Lessee’s Percentage within the framework of Service Charges.

The Lessor shall take out and renew the insurance policy against the results of fire, theft and other random occurrences as well as civil liability insurance.

In no event shall the Lessee or the Lessor be liable to each other for any loss of revenue or of anticipated profits, loss of contracts or other special or indirect loss suffered or incurred by the other party. The above limitation of the liability shall not apply to the event described in Art. 11 of this Agreement.

Hogan Lovells

9.4	Naprawy konstrukcyjne	9.4	Structural Repairs

	Nie ograniczając zakresu świadczenia Usług, Wynajmujący dokona na swój koszt napraw i wymiany elementów konstrukcyjnych Budynku (tak zewnętrznych jak i wewnętrznych) oraz takiego wyposażenia, akcesoriów i urządzeń, które mają zostać zainstalowane w Lokalu przed Datą Rozpoczęcia pod warunkiem, że potrzeba takich konstrukcyjnych napraw lub wymiany nie wynika z jakiegokolwiek zaniechania, zaniedbania lub niewłaściwego postępowania Najemcy lub zmian, jakich dokonał Najemca, jego pracownicy, wykonawcy, klienci lub odwiedzający lub też jakiegokolwiek uchybienia Najemcy odnośnie wykonywania zobowiązań na podstawie Umowy. Wynajmujący obciąży Najemcę odpowiednią częścią kosztów takiej naprawy lub wymiany.		Without the limitation of the provisions of the Services, the Lessor shall on its cost repair and replace the structural elements of the Building (both exterior and interior), and such fixtures, appurtenances and equipment which shall be installed in or to the Premises prior to the Commencement Date. If the need for such structural repairs or replacement results from any omission, neglect or improper conduct of, or alterations made by the Lessee or the Lessee’s employees, contractors, customers or visitors or from any failure of the Lessee to perform any of its obligations under the Agreement, the Lessor may charge the Lessee with a respective part of the cost of such repair or replacement.

9.5	Zakaz konkurencji	9.5	Non-Competition Clause

	Wynajmujący zobowiązuje się, że nie zawrze umowy najmu powierzchni zlokalizowanej w Budynku z podmiotami prowadzącymi działalność konkurencyjną w stosunku do działalności Najemcy, które zostały wymienione w Załączniku nr 18. Na wniosek Najemcy, w każdą rocznicę zawarcia Umowy Strony podejmą negocjacje w sprawie aktualizacji Załącznika nr 18, aby wskazywał głównych konkurentów Najemcy na rynku. Negocjacje prowadzone będą w dobrej wierze, z poszanowaniem interesów obu Stron.		The Lessor hereby undertakes not to enter into the lease agreement for office premises located in the Building with the entities running the competitive business operation towards the Lessee the list of which has been attached to this Agreement as an Appendix No. 18. On the request of the Lessee, on each anniversary of this Agreement, the Parties shall start the negotiations relating to adjusting the Appendix No. 18, so that it indicates the main competitors of the Lessee. The negotiations shall be conducted in good faith.

10.	ARTYKUŁ 10 ZWROT LOKALU	10.	ARTICLE 10 HANDOVER OF THE PREMISES

10.1	Data Wygaśnięcia	10.1	Expiration Date

	Przed północą lub o północy (tj. o godzinie 24.00) w Dacie Wygaśnięcia Umowy, Najemca dokona zwrotu Przedmiotu Najmu Wynajmującemu w stanie odpowiadającym temu z Daty		At or before midnight (i.e. at 24.00) on the Expiration Date of the Agreement, the Lessee shall hand-over the Subject of Lease in the condition corresponding to the condition on the Delivery Date, except for normal wear and tear and the Alternations agreed by the Lessor.

Hogan Lovells

	Przekazania, za wyątkiem normalnego zużycia i Zmian, na które Wynajmujący wyraził zgodę. Prace dotyczące Systemów Budynku zostaną wykonane przez wykonawcę(ów) wskazanych przez Wynajmującego. Najemca opróżni Przedmiot Najmu ze swego wyposażenia, towarów i innych elementów ruchomych przed Datą Wygaśnięcia lub w Dacie Wygaśnięcia. Najemca usunie Zmiany, o ile Strony nie uzgodnią inaczej. Po Dacie Wygaśnięcia, Najemca nie ma prawa do przebywania w Przedmiocie Najmu na podstawie Umowy.		The works related to the Building Systems shall be executed by a contractor(s) nominated by the Lessor. The Lessee shall clear the Subject of Lease of all its own equipment, goods and other movable items, prior to or on the Expiration Date. The Lessee shall remove the Alterations, unless the Parties agree otherwise. After the Expiration Date, the Lessee shall have no right to occupy the Subject of Lease under the Agreement.

	Bez względu na powyższe postanowienie, Strony mogą uzgodnić w formie odrębnego porozumienia, umożliwienie Najemcy użytkowania Lokalu, Miejsc Parkingowych po Dacie Wygaśnięcia.		Notwithstanding the above mentioned paragraph, the Parties may agree in the form of separate agreement to allow the Lessee to use the Premises, Car Parking Spaces by the Lessee after the Expiration Date.

	Strony zgodnie postanawiają, że w przypadku wypowiedzenia Umowy przez Wynajmującego Najemca dokona zwrotu Lokalu w terminie 2 dni od Daty Wygaśnięcia (wypowiedzenia).		The Parties agree that in case this Agreement is terminated by the Lessor, the Lessee is obliged to return the Premises within 2 days from the Expiration Date (termination).

10.2	Klucze do Lokalu	10.2	Keys to the Premises

	Najemca zwróci Wynajmującemu wszystkie klucze i karty dostępu do Przedmiotu Najmu w Dacie Wygaśnięcia. W przypadku gdyby kluczy lub kart dostępu nie zwrócono w tym terminie, Wynajmujący ma prawo otwarcia Przedmiotu Najmu i zmiany zamków do Przedmiotu Najmu na wyłączny koszt (uzasadniony i udokumentowany) i ryzyko Najemcy.		The Lessee shall return all keys and access cards to the Subject of Lease to the Lessor on the Expiration Date. In the event the keys or cards are not returned on such date, the Lessor shall be entitled to open the Subject of Lease and change locks to the Subject of Lease at the Lessee’s sole expense (documented and reasonable) and risk.

10.3	Protokół zwrotu	10.3	Hand-over protocol

	Strony wspólnie sporządzą i podpiszą protokół zwrotu opisujący w szczegółach stan Lokalu i Miejsc Parkingowych na dzień Daty Wygaśnięcia lub na następny dzień. Protokół będzie zawierał m.in. opis stanu wszystkich urządzeń będących własnością Wynajmującego i używanych przez Najemcę podczas Okresu Najmu, w tym także opis urządzeń zniszczonych przez Najemcę		The Parties shall mutually draw up and sign a written hand-over protocol describing in detail the state of the Premises and Car Parking Spaces on the Expiration Date, or on the day following the Expiration Date. The hand-over protocol shall describe, among others, the state of all equipment used by Lessee during the Term, including the equipment broken by the Lessee (save for the normal

Hogan Lovells

	(z zastrzeżeniem normalnego zużycia), za które to urządzenia Wynajmujący będzie miał prawo żądać od Najemcy zwrotu kosztów uzasadnionych i udokumentowanych.		wear and tear), for which the Lessor shall have a right to refund the costs from the Lessee.

10.4	Uchybienie Najemcy w zwrocie Lokalu	10.4	Lessee’s failure to hand over the Premises

	W przypadku, gdy Najemca nie zwolni i nie zwróci Przedmiotu Najmu zgodnie z powyższym o północy lub przed północą w Dacie Wygaśnięcia, lub odpowiednio do zapisu art. 10.1 in fine w terminie 2 dni od daty wypowiedzenia Umowy, wówczas (o ile Najemca nie kontynuuje korzystania z Przedmiotu Najmu w wyniku innego porozumienia z Wynajmującym), bez uszczerbku dla prawa Wynajmującego do usunięcia Najemcy z Przedmiotu Najmu oraz dochodzenia roszczeń przewyższających Czynsz wspomniany niżej, Najemca zapłaci Wynajmującemu, za każdy miesiąc opóżnienia w wydaniu Przedmiotu Najmu, na pisemne żądanie Wynajmującego, w terminie wskazanym w tym żądaniu, karę umowną stanowiącą równowartość stu pięćdziesięciu procent (150%) średniego Czynszu miesięcznego netto oraz średniej wartości innych miesięcznych opłat netto, należnych Wynajmującemu od Najemcy bezpośrednio przed Datą Wygaśnięcia wyliczonych w oparciu o ostatnie sześć (6) miesięcy Okresu Najmu zgodnie z Umową. Takie kary umowne stają się wymagalne i płatne proporcjonalnie za każdy miesiąc niedozwolonego użytkowania, aż do momentu faktycznego opuszczenia Przedmiotu Najmu przez Najemcę. Wynajmujący ma ponadto prawo do odsetek ustawowych z tytułu opóżnień w płatności jakiejkolwiek części kar umownych wspomnianych powyżej do daty rzeczywistego zwrotu Przedmiotu Najmu Wynajmującemu. W przypadku żądania kary umownej Najemca nie jest zobowiązany do zapłaty jakichkolwiek roszczeń z tytułu bezumownego korzystania z

In the event that the Lessee does not vacate and hand over the Subject of Lease in accordance with the above on or before midnight at Expiration Date or pursuant to the provision of art. 10.1. in fine within 2 days from termination of the Agreement, then (unless the Lessee shall continue occupation in accordance with some other agreement with the Lessor), without prejudice to the Lessor’s right to evict the Lessee from the the Subject of Lease and claim damages exceeding the amount of the Rent mentioned below, the Lessee shall pay the Lessor, for each month of delay in issue of the Subject of Lease and upon written demand of the Lessor by the deadline set forth therein, a contractual penalty equivalent to one hundred and fifty-percent (150%) of the average monthly Rent (including VAT) and the average value of other monthly fees due to the Lessor from the Lessee immediately prior to the Expiration Date, which are calculated on the basis of the last six months of the term of the Agreement.

Such contractual penalty shall be due and payable on a pro rata basis for each month of unauthorized occupation until the Lessee actually vacates the Subject of Lease. The Lessor shall be also entitled to receive statutory interest for delay in paying any portion of the contractual penalty mentioned above at the date of the actual hand-over of the Subject of Lease to the Lessor in the first place.

Irrespective above, in the event that the Lessee does not remove his belongings upon the Expiration Date or within two days from the Expiration Date in case of art. 10.1 in fine the Lessor has a right to unilateral takeover

Hogan Lovells

Przedmiotu Najmu. Wszelkie kwoty uiszczone Wynajmującemu za korzystanie z Przedmiotu Najmu po dacie wygaśnięcia/rozwiązania Umowy zalicza się na poczet kary umownej w pierwszej kolejności.

Niezależnie od powyższego, w przypadku, gdy Najemca nie usunie swych rzeczy w Dacie Wygaśnięcia lub odpowiednio w terminie 2 dni od Daty Wygaśnięcia w sytuacji opisanej w art. 10.1 in fine, Wynajmujący ma prawo do jednostronnego przejęcia Przedmiotu Najmu, oraz może usunąć i zdeponować wszystkie rzeczy Najemcy w obszarze magazynowym, wszystko na wyłączny koszt i ryzyko Najemcy, a Najemca zrzeka się roszczenia o ochronę posiadania. Wynajmujący powiadomi niezwłocznie Najemcę o kosztach usunięcia i przechowywania (za dzień) oraz usytuowaniu magazynu i nie będzie nakładał na Najemcę żadnej dodatkowej marży lub innych opłat oprócz kosztów takiego przechowywania w związku z wspomnianym przechowywaniem. Przed usunięciem z Przedmiotu Najmu, Wynajmujący sporządzi spis inwentaryzacyjny rzeczy Najemcy. Wynajmujący nie ponosi odpowiedzialności za jakiekolwiek szkody powstałe w trakcie przedmiotowego usunięcia i składowania rzeczy Najemcy. Wynajmujący zobowiązuje się dołożyć należytej staranności podczas usuwania i składowania rzeczy Najemcy, o których mowa wyżej.

Bez względu na powyższe środki przysługujące Wynajmującemu, Najemca zobowiązuje się w terminie najpóżniej przed Datą Przekazania dobrowolnie poddać się egzekucji, co do opróżnienia Przedmiotu Najmu z Datą Wygaśnięcia, zgodnie ze wzorem załączonym, jako Załącznik nr 8 do Umowy. Podpisane oświadczenie o dobrowolnym poddaniu się egzekucji będzie stanowić Załącznik 8A do Umowy.

of the Subject of Lease, and may remove and deposit all such belongings in a storage area at the sole expense and risk of the Lessee, without the Lessee’s right to claim the infringement of the possession. The Lessor will notify forthwith the Lessee about the cost of removal and storage (per day) and location of the storage, and the Lessor shall not charge the Lessee any mark-up or other fee in addition to the costs of such storage in connection with the above storage. The Lessor shall draw up an inventory of the belongings of the Lessee prior to their removal from the Subject of Lease. The Lessor shall not be responsible for any damage made in the course of such removal or storage. The Lessor undertakes it will act due diligently during removal and while storing the Lessee’s belongings, as indicated above.

Notwithstanding the above mentioned remedies, the Lessee undertakes to submit itself to voluntary execution for the vacation of the Subject of Lease upon the Expiration Date in the form attached hereto as Appendix 8 to the Agreement by the Delivery Date, at the latest, deliver such Voluntary Execution to the Lessor. The signed declaration on submitting to voluntary execution by the Lessee constitutes the Appendix No. 8A to this Agreement.

Hogan Lovells

10.5	Uchybienie Najemcy w przywróceniu stanu Lokalu opisanego w art. 10.1	10.5	Lessee’s failure to reinstate the Premises as specified in Art. 10.1

	W przypadku, gdy Najemca nie przywróci Przedmiotu Najmu do stanu zgodnie ze standardem opisanym w art. 10.1. Umowy, Wynajmujący ma prawo uczynić to na koszt i ryzyko Najemcy i obciążyć Najemcę udokumentowanymi kosztami prac. Brak zwrotu wspomnianych kosztów Wynajmującemu przez Najemcę w terminie 14 (czternastu) dni od pisemnego żądania takiego zwrotu, uprawnia Wynajmującego do skorzystania z Gwarancji Bankowej.		If the Lessee fails to reinstate the Subject of Lease in accordance with the standard described in Clause 10.1 to the Agreement, the Lessor shall be entitled to do so, at the Lessee’s expense and risk, and charge such documented costs of such works to the Lessee. Failure of the Lessee to reimburse the Lessor for such costs within 14 (fourteen) days of delivery of Lessor’s written demand therefore shall entitle the Lessor to draw down on the Bank Guarantee.

11.	ARTYKUŁ 11 OGRANICZENIE ODPOWIEDZIALNOŚCI WYNAJMUJĄCEGO	11.	ARTICLE 11 LIMITATION OF LESSOR’S LIABILITY

Jakakolwiek odpowiedzialność Wynajmującego względem Najemcy, o ile w ogóle wystąpi, będzie zawsze ograniczona do rzeczywistych szkód poniesionych przez Najemcę i nie będzie obejmować utraconych korzyści Najemcy.		Any liability of the Lessor towards the Lessee, if it at all arises, shall always be limited to actual damage incurred by the Lessee and shall not encompass lost benefits. of the Lessee.

Wynajmujący nie będzie ponosił żadnej odpowiedzialności z tytułu jakiegokolwiek uszkodzenia, szkody, uciążliwości, lub utrudnień, których może doznać Najemca i Klienci albo też, których może doznać Lokal lub Miejsca Parkingowe wskutek jakiegokolwiek czynu lub uchybienia po stronie jakiegokolwiek Klienta, innego najemcy lokali w Budynku lub osoby zajmującej jakiekolwiek części Lokalu, Budynku lub jakiekolwiek sąsiednie obiekty. Powyższe ograniczenie odpowiedzialności Wynajmującego nie dotyczy jego odpowiedzialności związanej z niewykonaniem lub nienależytym wykonaniem obowiązku Wynajmującego do zapewnienia ochrony w Budynku, opisanej w tej Umowie i na warunkach w niej przewidzianych. Wynajmujący nie ponosi odpowiedzialności za jakiekolwiek działanie osób trzecich, które nie są przez niego zatrudnione, nie nalezą do jego personelu, podwykonawców lub klientów.

Strony zgodnie ustalają, że w przypadku, gdy z przyczyny leżącej wyłącznie po stronie Najemcy lub osób, za które zgodnie z Umową ponosi odpowiedzialność, na Wynajmującego

The Lessor shall be under no liability for, or in respect to any injury or damage, nuisance, annoyance or inconvenience which may be caused to the Lessee and the Clients or to the Premises or Car Parking Spaces by reason of any act, or default of any Customer, other tenant of the premises in the Building or occupier of any part of the Premises, the Building, or any nearby properties. The above indicated limitation of the Lessor’s liability shall not apply to the Lessor’s liability caused by non performance non due performance of his obligation to provide the Building security, as set forth in this Agreement. More generally the Lessor shall not be responsible for any action of the third parties which are not the Lessor’s employees or other personnel, subcontractors or customers.

The Parties jointly agree that in the event that any obligation is imposed upon the Lessor due to reasons exclusively lying with the Lessee or persons for whom he is liable under the Agreement, or if the Lessor is obligated to render any benefit, particularly in circumstances specified in art. 8.4., 8.6, 8.8. or 8.9.2 of the Agreement, the Lessee undertakes

Hogan Lovells

zostanie nałożony jakikolwiek obowiązek lub Wynajmujący będzie zobowiązany do spełnienia jakiegokolwiek świadczenia, w szczególności w okolicznościach określonych w art. 8.4., 8.6, 8.8. i 8.9.2. Umowy, Najemca zobowiązuje się zwolnić Wynąjmującego, w trybie art. 392 polskiego kodeksu cywilnego, z takiej odpowiedzialności lub obowiązku spełnienia świadczenia, pod warunkiem zapewnienia Najemcy ochrony przed taką odpowiedzialnością na zasadach określonych w art. 8.9.2 akapit drugi.		to release the Lessor, in accordance with art. 392 of the Polish Civil Code, from such liability or obligation to render such benefit, upon the condition the Lessee is granted the protection against such liability. on terms and conditions as set forth in Art. 8.9.2 subparagraph 2.

12.	ARTYKUŁ 12 KURS WYMIANY	12.	ARTICLE 12 EXCHANGE RATE

12.1	Postanowienie ogólne	12.1	General provision

	O ile Umowa nie stanowi wyrażnie inaczej, w przypadku gdy jest mowa o równowartości w PLN kwoty wyrażonej w EUR, kurs wymiany zastosowany do obliczeń stanowi średni kurs wymiany ogłaszany przez Narodowy Bank Polski w ostatnim dniu roboczym przed datą faktury Wynajmującego lub datą ządania zapłaty w przypadku wystosowania takiego żądania przez Wynajmującego.		Unless expressly provided otherwise, where Polish zloty equivalents of EUR are referred to in this Agreement, the exchange rate used for calculation purposes will be the average exchange rate published by the National Bank of Poland on the last working day prior to the date of the Lessor’s invoice, or date of the payment request in the case such payment request is issued by the Lessor.

12.2	Zmiana waluty	12.2	Change of currency

	Bez względu na inne postanowienia Umowy, Strony uzgadniają, że gdy PLN zostanie zastąpiony przez EURO, jako obowiązującą w Rzeczpospolitej Polskiej walutę, wszelkie odwolania w Umowie do kwot wyrażonych w PLN podlegają zastąpieniu przez kwoty wyrażone w EURO po kursie wymiany PLN/EUR na dzień takiego zastąpienia.		Notwithstanding the other provisions of the Agreement, the Parties agree that, the Polish Zloty will be replaced by the EURO as legal tender in the Republic of Poland, all references in this Agreement to sums expressed in Polish Zloty shall be converted into sums in EURO at the rate of exchange of Polish Zloty for EURO on the date of such replacement

13.	ARTYKUŁ 13 PODATKI	13.	ARTICLE 13 TAXES

Wszelkie kwoty należne Wynajmującemu od Najemcy, zgodnie z Umową, nie zawierają podatku od towarów i usług. W związku z powyższym należne kwoty zostaną powiększone o stosowną kwotę VAT, jeśli wymaga tego aktualnie obowiązujące prawo. Odniesienia do VAT należy rozumieć jako obejmujące jakąkolwiek znowelizowaną i		All payments due to be made by the Lessee to the Lessor under the terms of the Agreement are exclusive of Value Added Tax (“VAT”), and the sums due shall be increased by the amount of the appropriate VAT if it is required by the provision of the law being enforced from time to time. References to VAT shall be deemed to include any revised version of VAT, or any tax which replaces or supplements VAT.

Hogan Lovells

aktualną jego wersję lub obejmujące jakikolwiek podatek zastępujący lub uzupełniający VAT.

Zarówno Wynajmujący jak i Najemca płacić będą obowiązujące podatki oraz inne opłaty wynikające z Umowy, zgodnie z wiązącymi przepisami prawa.

		The Lessor and the Lessee shall each pay all applicable taxes and other charges resulting from the agreement, according to the existing legal provisions.

14.	ARTYKUŁ 14 USZKODZENIE LOKALU	14.	ARTICLE 14 DAMAGE OF THE PREMISES

14.1	Niezależnie od środków przewidzianych postanowieniami Umowy, przepisami prawa lub przewidzianymi w odpowiednich polisach ubezpieczeniowych, w przypadku, gdy Przedmiot Najmu dozna poważnych uszkodzeń w wyniku pożaru, wypadku lub innego nieszczęśliwego wypadku, które uniemożliwią Najemcy korzystanie z Przedmiotu Najmu w całości przez okres dłuższy niż 30 dni każda ze Stron może wypowiedzieć Umowę z zachowaniem jedno (1) miesięcznego terminu wypowiedzenia, powiadamiając o tym drugą Stronę na piśmie w terminie trzydziestu (30) dni od zdarzenia.	14.1	Notwithstanding other remedies provided elsewhere in this Agreement, by the statutory laws or in relevant insurance policies, in the event that the Subject of Lease is substantially damaged by fire, accident or other unavoidable casualty causing the impossibility to use the whole Subject of Lease for more than 1 month, either Party may terminate this Agreement by giving one month’s written notice to the Lessee within thirty (30) days after the event;

14.2

W przypadku, gdy Wynajmujący usunie uszkodzenia w terminie określonym powyżej, nie będzie miało miejsca żadne obniżenie Czynszu lub innych płatności (w tym m.in. płatności z tytułu Opłat Eksploatacyjnych), pod warunkiem jednak, że Najemca będzie cały czas mógł praktycznie korzystać z Przedmiotu Najmu. Jeżeli w wyniku uszkodzenia Przedmiot Najmu stanie się praktycznie bezużyteczny w całości albo w części, a żadna ze Stron nie wypowie Umowy na podstawie powyższych postanowień, Najemca będzie zwolniony ze swego obowiązku zapłaty odpowiednio w całości albo w proporcjonalnej części Czynszu i innych kwot należnych na mocy Umowy do czasu, aż Przedmiot Najmu stanie się w pełni użyteczny. Dla uniknięcia wątpliwości Strony uzgadniają, że w takim przypadku Najemca ma obowiązek zapłaty

		14.2	Once the Lessor fully repairs such damage there shall be no reduction of Rent or other payments (including, but not limited to the payments for Services Charges), provided that the Lessee is still able to make practical use of the Subject of Lease. If and to the extent that as the result of such an event, the Subject of Lease becomes incapable of practical use in full or in part, and neither Party terminates the Agreement on the basis of the provisions above the Lessee shall be released from his obligation to pay, respectively, all or a proportionate part of the Rent and other payments due under the Agreement until the Subject of Lease is fully capable of practical use. For the avoidance of doubt it is agreed that in such circumstances, the Lessee shall be obliged to pay Rent and other sums due under the Agreement on the part or parts of the Subject of Lease, which are capable of practical use in accordance with the Contractual Use.

Hogan Lovells

	Czynszu i innych kwot należnych na mocy Umowy z tytułu użytkowania tej części Przedmiotu Najmu, która nadaje się do praktycznego użytkowania zgodnie z Umownym Korzystaniem.

14.3 W przypadku, o którym mowa w pkt. 14.1, tj. kiedy Przedmiot Najmu dozna poważnych uszkodzeń w wyniku pożaru, wypadku lub innego nieszczęśliwego wypadku, które uniemożliwią Najemcy korzystanie z niego przez okres 30 dni, Najemca będzie w tym okresie, w którym nie może korzystać z Przedmiotu Najmu zwolniony z płacenia Czynszu.		14.3	In case specified in Art. 14.1 above, i.e. in the event that the Subject of Lease is substantially damaged by fire, accident or other unavoidable casualty causing the impossibility to use the whole Subject of Lease for more than 1 month, the Lessee will not be charged the Rent for the Premises.

15.	ARTYKUŁ 15 NARUSZENIE UMOWY	15.	ARTICLE 15 VIOLATION OF THE AGREEMENT

15.1	Wypowiedzenie przez Wynajmującego	15.1	Termination by the Lessor

	Zgodnie z Umową, Wynajmujący może wypowiedzieć Umowę ze skutkiem natychmiastowym oraz dochodzić odszkodowania, jeżeli:		The Lessor may terminate the Agreement with immediate effect, and seek damages in accordance herewith, if:

	(a) Najemca opóźnia się z płątnościami Czynszu lub Opłat Dodatkowych lub Opłat Eksploatacyjnych za okres co najmniej dwóch (2) miesięcy oraz Najemca nie uiścił tych zaległości w dodatkowym 1 (jedno) miesięcznym terminie, który biegnie od dnia doręczenia pisemnego wezwania Wynajmujacego do zapłaty zaległych płatności, o których tu mowa. Wezwanie do zapłaty Wynajmujący wyśle w dniu następującym po dniu, w którym upłynął termin płatności Czynszu, Opłat Dodatkowych lub Eksploatacyjnych za drugi miesiąc opóźnienia lub		(a) the Lessee is in arrears with the payment of the Rent or Additional Fees or Service Charges for a period of at least two (2) months and the Lessee has not paid these amounts due by the additional deadline of 1 (one) month from the day the Lessor’s written request for payment has been delivered to the Lessee. The notification will be sent to the Lessee by the Lessor on the day following the expiry of the date by which the aforementioned payments should have been paid for the subsequent second month or

	(b) Najemca opóźnia się z płatnościami jakiejkolwiek części należnego Czynszu lub Opłat Dodatkowych lub Opłat Eksploatacyjnych, a taka część niezapłaconych, lecz		(b) the Lessee is in arrears at any time with the payment of any portion of the due Rent or Additional Fees or Service Charges and such portion of unpaid, yet due amounts add

Hogan Lovells

		wymagalnych kwot daje w sumie kwotę łączną co najmniej dwumiesięcznego Czynszu lub dwumiesięcznych Opłat Dodatkowych lub dwumiesięcznych Opłat Eksploatacyjnych, oraz Najemca nie uiścił tych zaległości w dodatkowym 1 (jedno) miesięcznym terminie, który biegnie od daty doręczenia przez Wynajmującego do Najemcy pisemnego wezwania do zapłaty przez zaległych płatności,			up to at least two (2) months’ Rent or two months Service Charges and the Lessee has not paid these arrears by the additional 1 (one) month from the date the notification to pay the due payments of Rent or Additional Fees of Service Charges has been delivered to the Lessee,

Lub			or

	(c)	został złożony wniosek o ogłoszenie upadłości Najemcy, chyba że Najemca wykaże, że wniosek jest oczywiście bezzasadny, lub		(c)	the bankruptcy petition of the Lessee has been submitted, save the Lessee will prove such motion is groundless, or

	(d)	nie przedłoży Gwarancji Bankowej spełniającej warunki zgodne z art. 5.1 lub nie uzupełni Gwarancji Bankowej lub Depozytu zgodnie z art. 5.1,		(d)	the Lessee does not provide the Lessor with the Bank Guarantee on terms of the Article 5.1 or does not provide the Lessor with the revised Bank Guarantee or the Deposit in accordance with Art.5.1 or

	(e)	nie zawrze umów ubezpieczenia lub nie będzie utrzymywał ich w mocy zgodnie z warunkami art. 8.9.1,		(e)	does not enter into the insurance agreements or does not prolong them on terms of the Art.8.9.1,

	(f)	naruszy postanowienia art. 8.12,		(f)	is in breach of the Art. 8.12.

	(g)	Najemca naruszył w istotny sposób postanowienia Umowy:		(g)	the Lessee is in essential breach of the following provisions of the Agreement, i.e.:

	•	zmieni sposób Umownego Korzystania z Lokalu z naruszeniem postanowień art. 8.1.(a),		•	change the Contractual Use of the Premises in breach of the Art. 8.1.(a),

	•	przeprowadzi Zmiany w Lokalu z naruszeniem art. 8.6,		•	makes any Alteration in the Premises in breach of the Art.8.6,

	•	naruszy postanowienia art. 8.8,		•	is in breach of the Art. 8.8,

	i nie usunął tego naruszenia			and failed to cure such breach as provided under points (d) within 7 day

Hogan Lovells

	określonego w punkcie (d) w terminie 7 dni a naruszenia w punktach (e) do (g) wyżej, w terminie czternastu (14) dni od pisemnego wezwania Wynajmującego do usunięcia tego naruszenia, lub		and in points from (e) to (g) above, within fourteen (14) days, following the Lessor’s written notice to cure such breach, or

	(h) Najemca podjął decyzję o rozwiązaniu i likwidacji swojej spółki i zakończenia działalności na terenie Polski lub przeniesienia siedziby spółki za granicę. Dla uniknięcia wątpliwości przedmiotowa klauzula nie ma zastosowania, gdy Najemca przeniesie prawa i obowiązki z Umowy na podmiot z Grupy lub na osobę trzecią.		(h) The Lessee decides to liquidate or terminate the existence of its company and to cease its business activity in Poland or the Lessee decides to move the registered office of the company abroad. For the avoidance of doubt, this Clause shall not apply if the Lessee has assigned its rights and obligations to a Group entity or a third Party.

15.2	Wypowiedzenie przez Najemcę	15.2	Termination by the Lessee

Najemca może wypowiedzieć Umowę ze skutkiem natychmiastowym oraz dochodzić odszkodowania, jeżeli został złożony wniosek o ogłoszenie upadłości Wynajmującego, chyba że Wynajmujący wykaże, że wniosek jest bezzasadny.			The Lessee may terminate the Agreement with immediate effect, and seek damages in accordance herewith, in the event the bankruptcy petition of was submitted, unless the Lessor proves such petition was groundless.

15.3	Środki zaradcze	15.3	Remedy

Jeżeli Wynajmujący wypowie Umowę zgodnie z art. 15.1 (a) do (h), wówczas w każdym przypadku, Wynajmujący może według swego uznania i oprócz innych środków dostępnych w prawie polskim, włączając m.in. prawo do dochodzenia odszkodowania: (i) oświadczyć, że Czynsz narosły od daty dostarczenia Najemcy wypowiedzenia do daty zakończenia Najmu staje się natychmiast wymagalny i płatny, a Najemca w takim przypadku zapłaci na rzecz Wynajmującego taki narosły Czynsz w terminie wskazanym w powyższym oświadczeniu bez dodatkowego wezwania, z zastrzeżeniem postanowienia, pkt. 15.4 niżej lub (ii) zgodnie z prawem, za wyrażną zgodą Najemcy, której to zgody Najemca niniejszym udziela, natychmiast lub w dowolnym późniejszym czasie, bez dalszego powiadamiania lub żądania ma prawo do jednostronnego przejęcia Przedmiotu Najmu, wymiany zamków od drzwi wejściowych do Przedmiotu Najmu (na koszt i ryzyko Najemcy), spowodowania zaprzestania dostawy do Przedmiotu Najmu wszelkich			If the Lessor terminates in accordance with Clause 15.1 (a) to (h), then in all circumstances, the Lessor may at its option and in addition to other remedies available under Polish law including without limitation the right to claim damages (i) declare that the Rent which would accrue from the date of the delivery to the Lessee of the notice of termination until the termination of the Lease to be immediately due and payable and the Lessee shall in such case pay the Lessor that Rent by the deadline set in the above notice without additional summons or (ii) lawfully immediately or at any time thereafter and without further notice or demand has the right to unilateral assumption of the Subject of Lease, replacement of door locks at the Subject of Lease (at the expense and risk of the Lessee), halt the supply of all utilities to the Subject of Lease, and remove any of the Lessee’s

Hogan Lovells

mediów, usunięcia z Przedmiotu Najmu wszelkich ruchomości Najemcy na jego ryzyko i koszt, a Najemca zrzeka się z tego tytułu wszelkich roszczeń.			movables from the Subject of Lease at his own expense and risk, whereas the Lessee renounces all claims on this basis.

15.4 Strony wspólnie postanawiają, że w przypadku wypowiedzenia Umowy z przyczyn podanych w art. 15.1 lit. (c) do (h) suma Czynszu, której zapłaty może żądać od Najemcy Wynajmujący stosownie do zapisu art. 15.3 lit. (i) nie przewyższy kwoty stanowiącej 12 miesięczny Czynsz, przy czym jeżeli w 12-nasto miesięcznym okresie który biegnie od daty dostarczenia Najemcy wypowiedzenia, Wynajmujący odda w najem Lokal lub Miejsca Parkingowe, Najemca ma prawo żądać zwrotu części kary umownej w wysokości kwoty uzyskanego przez Wynajmującego w okresie tych 12 (dwunastu) miesięcy dochodu z tytułu najmu Lokalu lub z tytułu najmu Miejsc Parkingowych. W celu uniknięcia wątpliwości powyższe ograniczenie do 12 miesięcznego Czynszu nie dotyczy wypowiedzenia Umowy z przyczyn podanych w art. 15.1 lit. (a) i (b). Wynajmujący zobowiązuje się bezzwłocznie poinformować Najemcę o zawarciu umowy najmu na Lokal lub Miejsca Parkingowe.		15.4	The Parties agree that in the event of termination this Agreement upon art. 15.1 letters (c) to (h), the sum of the Rent that the Lessor is entitled to request from the Lessee upon Art. 15.3 letter (i) as the indemnification, may not exceed the amount of 12 month Rent unless the Lessor rents the Premises or Parking Spaces within this 12 month period of time, specified above, in such case the Lessee shall be entitled to claim refund of the contractual penalties in the amount equal to the income received by the Lessor upon the new lease agreement regarded the Premises or regarded the Parking Spaces. In order to avoid any doubts, the Parties agree the above limitation to 12 month Rent does not apply to the termination of the Agreement upon art. 15.1 letters (a) and (b). The Lessor undertakes to inform the Lessee about execution of the lease agreement on the Premises or the Parking Spaces without delay.

16.	ARTYKUŁ 16 CESJA WIERZYTELNOŚCI	16.	ARTICLE 16 ASSIGNMENT OF RECEIVABLES

Wynajmujący ma prawo, a Najemca niniejszym nieodwołalnie wyraża zgodę na dokonanie przez Wynajmujacego cesji jakichkolwiek praw wynikających z niniejszego Najmu, w tym prawa do otrzymania Czynszu i wszelkich innych kwot należnych na podstawie Umowy, praw z Gwarancji Bankowej lub jakiegokolwiek zabezpieczenia roszczeń Wynajmującego wobec Najemcy wynikających z niniejszej Umowy i ustanowionych na jej podstawie oraz praw z tytułu zawartych przez Najemcę polis ubezpieczeniowych, o których mowa w Art. 8.9.1 Umowy a w szczególności jako zabezpieczenia na rzecz banku lub jakiejkolwiek innej instytucji finansowej lub jakiejkolwiek spółki finansującej Wynajmującego, lub jakiegokolwiek podmiotu powiąqzanego z Wynajmującym. Wynajmujący powiadomi Najemcę na piśmie o takiej cesji		The Lessor shall have the right and the Lessee hereby irrevocably gives its consent to the Lessor’s assignment of any rights under the Lease, including the right to receive Rent and any other amounts due hereunder, the rights from the Bank Guarantee or any other collaterals established by the Lessee upon this Agreement as the security of the Lessor’s potential claims towards the Lessee, the rights from all and any insurance policy concluded by the Lessee, as specified in Art. 8.9.1. to a bank or any other financial institution or any company financing the Lessor or any affiliate of the Lessor. The Lessor shall notify the Lessee in writing upon such assignment, and in such case the Lessee shall fulfil its obligations towards the assignee, described in the notification from the Lessor. Within five (5) business days of the Lessor request, the

Hogan Lovells

oraz przeniesieniu i w takim przypadku, Najemca wypełniał będzie swe zobowiązania na rzecz podmiotu opisanego w powiadomieniu Wynajmującego. W terminie pięciu (5) dni roboczych od prośby Wynajmującego, Najemca podpisze potwierdzenie zawiadomienia o cesji, które stanowić będzie Załącznik nr 16 a powiadomienie o cesji Załącznik nr 15.			Lessee shall sign confirmation on assignment notification receipt that constitutes the Appendix no. 16, the notification of the assignment constitutes the Appendix 15.

17.	ARTYKUŁ 17 DORĘCZENIA POWIADOMIENIA		17.	ARTICLE 17 NOTICES and DELIVERY

O ile Umowa nie stanowi inaczej, wszelkie powiadomienia oraz inne zawiadomienia dokonywane w nawiązaniu do Umowy wymagają formy pisemnej, przy tym uważa się, że zostały skutecznie doręczone, pod warunkiem przesłania za pomocą urzędu pocztowego listem poleconym za potwierdzeniem nadania lub renomowaną pocztą kurierską na podane poniżej adresy Stron:

Adres do doręczeń będzie zawsze adresem w Polsce.

Do Wynajmującego:

Yawa 9 Sp. z o.o.

ul. Mokotowska 49

00-542 Warszawa

e-mail: koleksinska@yareal.com

Unless specifically provided otherwise, all notices and other communications made pursuant to the Agreement shall be in writing and shall be deemed to have been duly made if delivered registered mail with confirmation of delivery or renown courier to the below-listed addresses of the Parties:

The address for delivery shall always be the address in Poland.

To the Lessor:

Yawa 9 Sp. z o.o.

ul. Mokotowska 49

00-542 Warszawa

e-mail: koleksinska@yareal.com

Do Najemcy: Lionbridge Poland sp. z o.o. ul. Jutrzenki 183 02-231 Warszawa e-mail: malgorzata.staskiel@lionbridge.com			To the Lessee: Lionbridge Poland sp. z o.o. ul. Jutrzenki 183 02-231 Warszawa e-mail: malgorzata.staskiel@lionbridge.com

W przypadku wysłania korespondencji za pomocą urzędu pocztowego listem poleconym za potwierdzeniem odbioru lub pocztą kurierską, korespondencję uważa się za skutecznie doręczoną z datą:			In the event of correspondence sent by registered mail with confirmation of receipt or by courier, such correspondence is deemed effectively delivered:

	a)	otrzymania przez drugą stronę takiej korespondencji, albo		a)	on the date of is receipt by the Party, or

	b)	z datą w której korespondencja		b)	on the date the correspondence was dispatched by registered post and was

Hogan Lovells

		nadana listem poleconym została prawidłowo awizowana i pozostawiona w placówce pocztowej, bez względu na treść adnotacji na korespondencji, albo			properly notified and left at post office, regardless the post office annotation, or

	c)	w przypadku przesłania przesyłki pocztą kurierską w przypadku odmowy jej przyjęcia przez Stronę.		c)	in case of correspondence dispatch by courier in case the addressee – Party refused to receive it.

Strony będą niezwłocznie informować się o wszelkich zmianach adresu. Do momentu prawidłowego zawiadomienia o zmianie adresu pisma wysyłane na dotychczasowy adres będą uznane za doręczone i otrzymane w zwykłym trybie.			The Parties shall immediately inform each other of any changes of address. Until proper notification of such change of address, correspondence sent to the previous address, shall be deemed delivered and received in normal course.

18.	ARTYKUŁ 18 SPORY		18.	ARTICLE 18 DISPUTES

W przypadku powstania pomiędzy Stronami sporu, spór taki rozstrzygnie sąd powszechny, według miejsca połozenia Nieruchomości.			If any dispute arises between the Parties such dispute shall be resolved by the common court appropriate for the Real Estate location.

19.	ARTYKUŁ 19 POUFNOŚĆ		19.	ARTICLE 19 CONFIDENTIALITY

Strony uzgadniają, że żadna z nich nie będzie ujawniać jakichkolwiek informacji finansowych uzyskanych od drugiej Strony dotyczących Działalności Gospodarczej Najemcy, jakiejkolwiek osobie trzeciej, za wyjątkiem prawników i doradców obydwu Stron chyba, że będzie tego wymagać ostateczne orzeczenie Sądu albo uprzednio druga Strona wyrazi na to zgodę na piśmie.			The Parties agree not to disclose any financial information obtained by either party from the other pertaining to the Lessee’s Business Operations to any third party, except for the lawyers and advisors of both Parties, unless required to do so by a final judgment of the court, or subject to a prior written consent from the other party.

20.	ARTYKUŁ 20 INFORMACJE WŁASNE I TAJEMNICE HANDLOWE		20.	ARTICLE 20 PROPRIETARY INFORMATION AND TRADE SECRETS

W Okresie Najmu Najemca i Wynajmujący mogą zezwolić drugiej Stronie na wykorzystanie pewnych dokumentów i informacji własnych, które stanowią tajemnicę handlową drugiej Strony. Ich wykorzystanie wymaga uzyskania uprzedniej pisemnej zgody tej Strony, której tajemnice handlowe mają być wykorzystane. Obie Strony uzgadniają, że nie ujawnią, nie skopiują lub w inny sposób nie podzielą się z osobami trzecimi takimi informacjami własnymi lub tajemnicami handlowymi w Okresie Najmu oraz po jego upływie chyba, że za pisemną zgodą drugiej Strony.			During the Term, the Lessee and the Lessor may allow the other party to use of certain proprietary documents and information which are trade secrets of the other party subject to a written consent of a party which trade secrets shall be used. Both Parties agree that they will not disclose, copy or otherwise share with any another parties or persons such proprietary information and trade secrets during the term of this Agreement and thereafter unless given written permission to do so by the remaining party.

Hogan Lovells

21.	ARTYKUŁ 21 POSTANOWIENIA RÓŻNE	21.	ARTICLE 21 MISCELLANEOUS

21.1	Zmiany Umowy	21.1	Changes to this Agreement

	Wszelkie zmiany Umowy i jej Załączników wymagają pod rygorem nieważności formy pisemnej i podpisów Wynajmującego i Najemcy.		All changes to this Agreement and its Appendices must be made in writing and signed by both the Lessor and the Lessee to be valid.

21.2	Wersje językowe i Załączniki	21.2	Language counterparts and Attachments

	Umowę sporządzono w polskiej i angielskiej wersji językowej, po jednym egzemplarzu Umowy w wersji polskiej i angielskiej dla każdej ze Stron. Strony uzgadniają niniejszym, że w przypadku rozbieżności pomiędzy polską a angielską wersją językową polska wersja językowa jest wiążąca.		The Agreement has been drafted in two language versions – Polish and English, each Party receives one (1) copy of this Agreement in Polish and English language version. The Parties hereby agree that the Polish version of the Agreement shall prevail in the event of any discrepancies between the English and Polish language versions.

	Załączone do Umowy Załączniki stanowią integralną część Umowy.		The attached Appendixes form an integral part of the Agreement.

21.3	Obowiązujące prawo	21.3	Governing law

	Umowa podlega prawu polskiemu.		The Agreement shall be governed by Polish law.

21.4	Przepisy Porządkowe i Regulaminy Budynku	21.4	Building Rules and Regulations

	Wynajmujący zastrzega sobie prawo do jednostronnego ustalania, w zależności od okoliczności, dodatkowych i niedyskryminujących zasad sposobu wykorzystywania Budynku oraz przepisów porządkowych oraz do zmieniania obowiązujących zasad sposobu wykorzystywania Budynku oraz przepisów porządkowych, zgodnie z warunkami Umowy. Najemca oraz jego wykonawcy, pracownicy, odwiedzający i przedstawiciele będą się stosować do takich zasad i przepisów, również po ich zmianie lub uzupełnieniu. Wynajmujący zobowiązuje się dołożyć starań aby wszyscy najemcy Budynku zostali zaznajomieni z Regulaminem Budynku i przestrzegali jego postanowień. Wynajmujący nie ponosi odpowiedzialności odszkodowawczej		The Lessor reserves the right, from time to time, to unilaterally adopt additional reasonable and non- discriminatory building use and regulations and to amend the building use and regulations then in effect in compliance with the provisions of this Agreement. The Lessee and the Lessee’s contractors, employees, visitors and agents shall comply with such Building rules and regulations, as supplemented or amended. The Lessor undertakes to endeavour all the lessees in the Building acknowledge and obey the Building Rules. The Lessor shall not be liable to the Lessee for violation of the same by any other lessee, its contractors, employees, visitors or agents. If there shall be any inconsistencies between this Agreement and the Building use and regulations, the provisions of the Agreement shall prevail.

Hogan Lovells

	względem Najemcy z tytułu naruszenia przedmiotowych zasad i przepisów przez innego najemcę, jego wykonawców, pracowników, odwiedzających lub przedstawicieli. W przypadku wystąpienia jakichkolwiek rozbieżności pomiędzy Umową, a zasadami wykorzystywania Budynku i przepisami porządkowymi, wiążące są postanowienia Umowy.
21.5	Zmiana nazwy Budynku	21.5	Change of name of the Building

Wynajmujący ma prawo do zmiany nazwy Budynku za uprzednim powiadomieniem Najemcy z dwumiesięcznym (2) wyprzedzeniem i nie ponosi żadnej odpowiedzialności odszkodowawczej z tytułu jakiejkolwiek straty lub szkody, których może doznać Najemca wskutek takiej zmiany nazwy.

The Lessor shall have the right to change the name of the Building with two (2) months prior written notice and shall not be liable for any losses or damage which may be suffered by the Lessee as a result from or incidental to such change of name.

21.6	Ważność postanowień	21.6	Validity of the provisions

W przypadku, gdy jakiekolwiek z postanowień Umowy stanie się nieważne lub nieskuteczne, w szczególności wskutek zmian obowiązującego prawa lub wydanych orzeczeń sądowych, nie będzie to miało wpływu na ważność pozostałych postanowień Umowy, a Strony zobowiązują się podjąć negocjacje w dobrej wierze w celu zastąpienia nieważnego lub nieskutecznego postanowienia, postanowieniem, które celem będzie odpowiadało poprzedniemu postanowieniu.

If any provision of the Agreement becomes invalid or ineffective, particularly due to legal changes or court decisions, this shall not affect the validity of the other Agreement provisions, and the Parties undertake to negotiate in good faith for the purpose of replacing an invalid or ineffective provisions with one that corresponds to the previous provision.

21.7	Wejście w życie Umowy	21.7	Entry into force
	Umowa wchodzi w życie z dniem jej zawarcia. Wynajmujący przyjmuje do wiadomości, iż Najemca zamierza opatrzyć przysługujący mu egzemplarza Umowy datą pewną.		The Agreement enters into force on the day of its signature. The Lessor is acknowledged that the Lessee is willing to shall confirm its copy of the Agreement with the certified date.
Załącznik 1 Wzór Gwarancji –bankowej – załączony w dacie podpisania umowy		Appendix 1 Form of Bank Guarantee attached on day of this Agreement signature
Załącznik 1A Gwarancja Bankowa – załączony w terminie określonym w art. 5.1 Umowy		Appendix 1A Bank Guarantee – attached on the day set forth in art. 5.1 of this Agreement;

Hogan Lovells

Załącznik 2A Plan Budynku – załączony w dacie podpisania Umowy	Appendix 2A Plan of Building – attached on day of this Agreement signature

Załącznik 2B Plan Lokalu, Lokalizacja Lokalu Usługowego na Piętrze Budynku – załączony w dacie podpisania Umowy;	Appendix 2B Plan of Premises Location of Premises on the Floor – attached on day of this Agreement signature

Załącznik 2C Plan Miejsc Postojowych – załączony w dacie podpisania Umowy;	Appendix 2C Plan of Car Parking Spaces – attached on day of this Agreement signature

Załącznik 3A Plan Aranżacji wraz ze Specyfikacją Prac Adaptacyjnych – załączony w dacie podpisania Umowy;	Appendix 3A Final and signed Space Plan and Fit-Out Works schedule attached on day as set forth in the preamble to this Agreement point C;

Załącznik 5A Wzór Protokołu Odbioru – załączony w dacie podpisania Umowy;	Appendix 5A Form of Delivery Protocol – attached on day of this Agreement signature

Załącznik 5B Podpisany Protokół Odbioru – załączony po podpisaniu umowy w terminie określonym w art. 4.4 Umowy;	Appendix 5B Executed Delivery Protocol – attached to this Agreement in due time indicated in article 4.4 of this Agreement;

Załącznik 6 Opis Lokalu /Standard Budynku – załączony w dacie podpisania Umowy;	Appendix 6 Description of Premises / Building Standard – attached on day of this Agreement signature

Załącznik 7 Polisa Najemcy – załączony po podpisaniu Umowy w terminie określonym w art. 8.9	Appendix 7 Lessee’s Insurance – attached to this Agreement in due time indicated in article 8.9 of this Agreement;

Załącznik 7A zakres ubezpieczenia – załączony w dacie podpisania Umowy;	Appendix 7A – attached on day of this Agreement signature

Załącznik 8 Wzór oświadczenia o dobrowolnym poddaniu się egzekucji – załączony w dacie podpisania Umowy;	Appendix 8 Submission to Voluntary Execution form – attached on day of this Agreement signature

Załącznik 8A Podpisane oświadczenie dobrowolnym poddaniu się egzekucji – załączone po podpisaniu Umowy w terminie określonym w art. 10.4;	Appendix 8A Executed submission to voluntary execution – attached after execution of this Agreement on the date specified in art. 10.4;

Załącznik 9 Odpis z Księgi Wieczystej – załączony w dacie podpisania Umowy;	Appendix 9 Extract from Land and Mortgage Register – attached on day of this Agreement signature

Załącznik 10 Przepisy Porządkowe Budynku – załączony w dacie podpisania Umowy;	Appendix 10 Regulation of the Building – attached on the Agreement signature

Załącznik 11 Metoda Pomiaru Powierzchni – załączony w dacie podpisania Umowy;	Appendix 11 The area measurement method – attached on day of this Agreement signature

Załącznik 12 Wypis z Krajowego Rejestru Sądowego (KRS) Najemcy – załączony w dacie podpisaniu Umowy	Appendix 12 Extract from the National Court Register of the Lessee (KRS) – attached on day of this Agreement signature

Hogan Lovells

Załącznik 13 Wypis z Krajowego Rejestru Sądowego (KRS) Wynajmującego – załączony w dacie podpisaniu Umowy	Appendix 13 Extract from the National Court Register of the Lessor (KRS) – attached on day of this Agreement signature.

Załącznik 14 Ustalenia Stron w zakresie ochrony środowiska i przestrzegania warunków określonych dla budynków przyjaznych środowisku.	Appendix 14 Memorandum of Understanding regarding the environmental protection and meeting the requirements provided for the environment friendly office buildings.

Załącznik 15 Zawiadomienie o cesji.	Appendix 15 Notification on assignment of rights.

Załącznik 16 Potwierdzenia otrzymania zawiadomienia o cesji	Appendix 16 Confirmation of receipt of the notification on assignment of rights.

Załącznik 17 – Lista pozycji, które są wyłączne z Opłat Eksploatacyjnych;	Appendix 17 – The list of items excluded from the Service Charges.

Załącznik 18 – Lista podmiotów konkurencyjnych	Appendix 18 The list of competitive entities.

Za Najemcę	For the Lessee

[pieczęć i podpis]	[stamp and signature]

Hogan Lovells